UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

MAXLINEAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

April 17, 2014

Dear Stockholder:

We are pleased to invite you to attend our 2014 annual meeting of stockholders to be held on Tuesday, May 20, 2014 at 8:30 a.m., Pacific time, at our Irvine Design Center office located at 16275 Laguna Canyon Road, Suite 160, Irvine, California 92618. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked to:

•	elect the two nominees for Class II director named in the proxy statement to be elected by holders of our Class A common stock and Class B common stock, voting together as a single class, to hold office until our 2017 annual meeting of stockholders;

•	elect the one nominee for Class II director named in the proxy statement as the Class B director elected exclusively by the holders of the Class B common stock, voting as a separate class, to hold office until our 2017 annual meeting of stockholders;

•	approve amendments to our 2010 Equity Inventive Plan to allow us to comply with Section 162(m) of the Internal Revenue Code;

•	approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2013, as set forth in this proxy statement; and

•	ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our Class A or Class B common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.

Thank you for your ongoing support of MaxLinear. We look forward to seeing you at our annual meeting.

Sincerely,

Kishore Seendripu, Ph.D.

Chairman of the Board of Directors and Chief Executive Officer

MAXLINEAR, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(760) 692-0711

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., Pacific time, on Tuesday, May 20, 2014

Place	MaxLinear’s Irvine Design Center office, 16275 Laguna Canyon Road, Suite 160, Irvine, California 92618

Items of Business	•	To elect the two nominees for Class II director named in the accompanying proxy statement to be elected by the holders of the Class A common stock and the Class B common stock, voting together as a single class, to hold office until our 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified

•	To elect the one nominee for Class II director named in the accompanying proxy statement to be elected exclusively by the holders of the Class B common stock, voting as a separate class, to hold office until our 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified

•	To approve amendments to our 2010 Equity Inventive Plan to allow us to comply with Section 162(m) of the Internal Revenue Code

•	To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2013, as set forth in this proxy statement

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014

•	To transact any other business that may properly come before the 2014 annual meeting

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a MaxLinear stockholder of record as of the close of business on the record date, April 11, 2014.

Meeting Admission	You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Annual Report	Our 2013 annual report is enclosed with these materials as a separate booklet. You may also access our 2013 annual report by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee. Our 2013 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2014: The notice of annual meeting, proxy statement, and 2013 annual report are available by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/MXL, if you hold shares through a broker, bank, trustee, or nominee.

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

i

TABLE OF CONTENTS (continued)

ii

MAXLINEAR, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on Tuesday, May 20, 2014

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chairman and Chief Executive Officer, Kishore Seendripu, Ph.D. and our Chief Financial Officer, Adam Spice, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2014 annual meeting of stockholders, which will take place on Tuesday, May 20, 2014 at 8:30 a.m., Pacific time, at our Irvine Design Center office located at 16275 Laguna Canyon Road, Suite 160, Irvine, California 92618. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed on April 17, 2014 to all stockholders of record entitled to vote at the annual meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2013 annual report are available by visiting www.envisionreports.com/MXL, if you are a stockholder of record, or www.edocumentview.com/ MXL, if you hold shares through a broker, bank, trustee, or nominee.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	To elect the two nominees for Class II directors named in this proxy statement to be elected by the holders of the Class A common stock and the Class B common stock, voting together as a single class, to hold office until our 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified.

•	To elect the one nominee for Class II director named in the proxy statement as the Class B director elected by the holders of the Class B common stock, voting as a separate class, to hold office until our 2017 annual meeting of stockholders.

•	To approve amendments to our 2010 Equity Inventive Plan to allow us to comply with Section 162(m) of the Internal Revenue Code.

•	To approve, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2013, as set forth in this proxy statement.

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

We will also transact any other business that properly comes before the annual meeting.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the two nominees for Class II director named in the proxy statement to be elected by the holders of Class A common stock and Class B common stock, voting together as a single class.

•	“FOR” the one nominee for Class II director named in the proxy statement as the Class B director elected by the holders of the Class B common stock, voting as a separate class.

•	“FOR” the approval of amendments to our 2010 Equity Inventive Plan to allow us to comply with Section 162(m) of the Internal Revenue Code.

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers for the year ended December 31, 2013.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What shares can I vote?

Each share of our Class A common stock and Class B common stock issued and outstanding as of the close of business on April 11, 2014, the record date for the 2014 annual meeting of stockholders, is entitled to vote on all items being considered at the 2014 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 35,644,990 shares of common stock issued and outstanding, consisting of 28,459,469 shares of Class A common stock and 7,185,521 shares of Class B common stock.

How many votes am I entitled to per share?

Other than the proposal to amend our 2010 Equity Incentive Plan, for all proposals for which your vote is being solicited, each holder of shares of Class A common stock will be entitled to one vote for each share of Class A common stock held as of the record date, and each holder of shares of Class B common stock will be entitled to one vote for each share of Class B common stock held as of the record date. On the proposal to amend our 2010 Equity Incentive Plan, each share of Class A common stock having one vote, and each share of Class B common stock having ten votes. On the proposal to elect the nominee for Class II director named in this proxy statement to be elected by the Class B common stock, only holders of Class B common stock will be entitled to vote. On all other proposals, the Class A common stock and Class B common stock will vote together as a single class with each share of Class A or Class B common stock each being entitled to one vote for each share held on the record date.

What are the differences between the voting rights of Class A common stock and Class B common stock?

Holders of our Class A and Class B common stock have identical voting rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share with respect to transactions that would result in a change of control of MaxLinear or, in certain cases (such as the proposal to amend our 2010 Equity Inventive Plan), that relate to our equity incentive plans. In addition, holders of our Class B common stock are entitled, voting separately as a class, to elect two members of our board of directors. The directors elected by holders of our Class B common stock are Curtis Ling, Ph.D., whose current term will expire at our annual meeting in 2014, and Kishore Seendripu, Ph.D., whose current term will expire at our annual meeting in 2015.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many MaxLinear stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by MaxLinear. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2013 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

How can I contact MaxLinear’s transfer agent?

You may contact our transfer agent by writing Computershare Trust Company, N.A., P.O. Box 43078,

Providence, Rhode Island 02940 or telephoning (800) 662-7232 or (781) 575-4238.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 11, 2014, a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We will not webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to MaxLinear, Inc., c/o Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the voting instruction card provided to the address provided by your broker, bank or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011 prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 2051 Palomar Airport Road, Suite 100, Carlsbad, California, 92011, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within MaxLinear or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of our issued and outstanding Class A and Class B common stock (voting together as a single class) be present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Class II directors to be elected by the holders of Class A common stock and Class B common stock, voting together as a single class	Plurality of the Class A common stock and Class B common stock, voting together as a single class	No

Election of Class II director elected by the holders of Class B common stock, voting separately as a class	Plurality of the Class B common stock, voting separately as a class	No

To approve amendments to our 2010 Equity Incentive Plan	Majority of the shares present, represented, and entitled to vote at the meeting, with the Class A common stock having one vote per share and the Class B common stock having ten votes per share	No

To approve, on an advisory basis, the compensation of our named executive officers	Majority of the shares present, represented, and entitled to vote at the meeting	No

Ratification of the appointment of Ernst & Young LLP	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. This represents a recent change from prior years when brokers, banks and other nominee holders of record had discretionary voting authority in the election of directors. In addition, discretionary voting is not allowed with respect to the proposal seeking advisory votes on executive compensation or the proposal relating to the amendment of our 2010 Equity Incentive Plan. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, or other nominee holder of record.

Election of Class II directors by the Holders of Class A Common Stock and Class B Common Stock

The two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors elected by the holders of Class A common stock and Class B common stock, voting together as a single class. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class II director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Election of Class II director by the Holders of Class B Common Stock

The nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class II director by the holders of Class B common stock, voting separately as a class. You may vote “FOR” or “WITHHOLD” for the director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class II director by the holders of Class B common stock will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Approval of Amendments to our 2010 Equity Inventive Plan to allow us to comply with Section 162(m) of the Internal Revenue Code

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve the amendment of our equity incentive plan to allow us to comply with Section 162(m) of the Internal Revenue Code. Solely for purposes of this proposal, holders of Class A common stock will have one vote and holders of Class B common stock will have ten votes for each share held on the record date. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Advisory Vote to Approve Named Executive Officer Compensation

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Ratification of the Appointment of Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kishore Seendripu, Ph.D. and Adam Spice, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement, and 2013 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2013 annual report, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940 or by telephone at (800) 662-7232 or (781) 575-4238.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2013 annual report, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A. as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2015 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than December 18, 2014; provided, however, that in the event that we hold our 2015 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2014 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended,. including requirements regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MaxLinear, Inc.

Attn: Corporate Secretary

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

Fax: (760) 444-8598

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2015 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than February 1, 2015, and

•	not later than the close of business on March 3, 2015.

In the event that we hold our 2015 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2014 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting: or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of MaxLinear at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors, other than Class B directors nominated and elected solely by holders of Class B common stock, for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing MaxLinear’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

MaxLinear Policies on Business Conduct

We are committed to the highest standards of integrity and ethics in the way we conduct our business. We maintain a code of ethics and employee conduct that applies to our board of directors and all of our employees, including our chief executive officer, principal financial officer, and principal accounting officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.

Under our code of conduct, each of our directors and employees is required, subject to applicable legal requirements in certain jurisdictions, to report suspected or actual violations. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Code of Conduct.” When required by the rules of the New York Stock Exchange (NYSE) or the Securities and Exchange Commission (SEC), we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.

Corporate Governance Principles

Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of MaxLinear. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our Lead Director, and matters relating to director independence and performance assessments.

Our corporate governance principles are available at our website by visiting

www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Corporate Governance Guidelines.”

Role and Composition of the Board

As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.

Our board of directors is currently comprised of seven members. Two directors are elected exclusively by the holders of our Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of our founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are executive officers Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. The current Class B directors are Drs. Ling and Seendripu.

Our remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2014 for the Class II directors, 2015 for the Class III directors, and 2016 for the Class I directors.

2013 Board Meetings

During fiscal 2013, our board of directors held eleven (11) meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year.

Board Leadership Structure

As described below, our board of directors is led by directors Kishore Seendripu, Ph.D. and Thomas E. Pardun. Dr. Seendripu founded MaxLinear and has served as our Chairman, President, and Chief Executive Officer since inception. In addition, Mr. Pardun, an independent director with substantial board and executive leadership experience, currently serves as our Lead Director.

Lead Director

Our corporate governance principles require that we designate one independent, non-employee director to serve as Lead Director. Mr. Pardun has served as our Lead Director since November 2009. The board chose Mr. Pardun as our Lead Director because of his substantial executive experience in the technology and telecommunications industries and his extensive board leadership experience. In addition to MaxLinear, Inc., Mr. Pardun currently serves on the board of directors of four other public technology companies, including serving as non-executive chairman of Western Digital Corporation. As Lead Director, Mr. Pardun’s responsibilities include:

•	coordinating and moderating executive sessions of our independent directors;

•	advising Dr. Seendripu as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	confirming the agenda with Dr. Seendripu for meetings of our board of directors;

•	holding regular update sessions with Dr. Seendripu;

•	acting as the principal liaison between the independent directors and Dr. Seendripu on sensitive issues; and

•	performing such other duties as our board of directors may from time to time delegate to the Lead Director to assist our board of directors in the fulfillment of its responsibilities.

Our board believes that these responsibilities of the Lead Director appropriately and effectively complement MaxLinear’s combined chairman and chief executive officer structure as described below.

Chairman of the Board

Our current bylaws provide that the chairman of the board of directors will be our chief executive officer. Our corporate governance principles provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Seendripu’s service as both chairman and chief executive officer, in combination with Mr. Pardun’s service as Lead Director, is in the best interests of MaxLinear and its stockholders.

Given his long tenure with and status within MaxLinear, our board of directors believes Dr. Seendripu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing MaxLinear, and we believe he is best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances MaxLinear’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.

In addition, we believe the working relationship between Dr. Seendripu and Mr. Pardun, on the one hand, and between Mr. Pardun and the other independent directors, on the other, enhances and facilitates the flow of information between management and our board as well as the ability of our independent directors to evaluate and oversee management and its decision-making.

Director Independence

As a company listed on the New York Stock Exchange, or NYSE, we are required under NYSE listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In February 2014, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that directors Steven C. Craddock, Albert J. Moyer, Thomas E. Pardun, Donald E. Schrock, and Harshad K. Desai,

representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. Kishore Seendripu, Ph.D. and Curtis Ling, Ph.D. are not considered independent directors because of their employment as our chief executive officer and chief technical officer, respectively.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting. These executive sessions are chaired by our Lead Director. Drs. Ling and Seendripu, as the only two management directors, do not participate in sessions of non-management directors.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee provides that one of the committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on MaxLinear.

At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee.

Audit Committee. Our audit committee currently consists of directors Albert J. Moyer, Thomas E. Pardun, Steven C. Craddock, and Harshad K. Desai. Mr. Moyer is the chairman of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the current rules and regulations of the SEC and the NYSE and that Mr. Moyer qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. Our board of directors has further determined that Mr. Moyer’s simultaneous service on more than three audit committees does not impair the ability of Mr. Moyer to serve effectively as a member and chairman of our audit committee.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent registered public accounting firm;

•	approves the hiring, discharge, and compensation of our independent registered public accounting firm;

•	approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviews the qualifications, independence, and performance of the independent registered public accounting firm;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews management’s assessment of our internal controls; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements, and our publicly filed reports.

Our audit committee held four (4) meetings during fiscal 2013. Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Audit Committee.”

Compensation Committee. Our compensation committee is currently comprised of Thomas E. Pardun, Steven C. Craddock, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Pardun is the chairman of our compensation committee. Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends policies relating to compensation and benefits of our executive officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations; and
•	administers the issuance of stock options, restricted stock units, and other awards under our equity incentive plans.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held four (4) meetings during fiscal 2013. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Compensation Committee.”

Nominating and Governance Committee. Our nominating and governance committee is comprised of Steven C. Craddock, Albert J. Moyer, Harshad K. Desai, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Schrock is the chairman of the nominating and governance committee. Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;

•	assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of MaxLinear; see “Process for Recommending Candidates for Election to the Board of Directors” below.

Our nominating and governance committee held three (3) meetings during fiscal 2013. Our nominating and governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Nominating and Governance Committee.”

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Steven C. Craddock, Thomas E. Pardun, and Donald E. Schrock. Mr. Pardun is the chairman of our compensation committee. None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended or otherwise introduced, whether by management, another director, stockholders, or third parties, as a prospective director nominee. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and governance committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Our nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to MaxLinear’s success; and

•	An understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

Process for Recommending Candidates for Election to the Board of Directors

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding at least 100,000 shares of our Class A and/or Class B common stock continuously for at least twelve months prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the board of directors must be directed in writing to MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California, 92011, Attention: Chief Financial Officer, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and MaxLinear, and evidence of the nominating person’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, diversity of professional experience, independence, area expertise, corporate experience, length of service, other commitments and the like, and personal references. For details regarding the process to nominate a director, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidates.”

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We encourage, but do not require, directors to attend. All seven members of our board of directors attended our 2013 annual meeting. We have scheduled our 2014 annual meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with our board of directors, lead director, committee chairmen, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Chief Financial Officer, c/o MaxLinear, Inc., 2051 Palomar Airport Road, Carlsbad, CA 92011, or by fax to (760) 444-8598. Our Chief Financial Officer will monitor these communications and will provide a summary of all received messages to our board of directors at each regularly scheduled meeting of our board. Our board of directors generally meets on a quarterly basis. Where the nature of the communication warrants, our Chief Financial Officer may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee or non-management director, of our independent advisors, or of our management.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation Program Prior to Initial Public Offering

Beginning in mid-2009, prior to filing a registration statement with the Securities and Exchange Commission in connection with an initial public offering, we began the process of recruiting additional independent directors to serve on our board. At that time, we established a policy of paying a $20,000 annual retainer to independent directors not affiliated with our venture capital investors. In addition, we provided for equity incentives in the form of stock options for each of the new directors recruited prior to our initial public offering. In connection with these recruitment efforts, Thomas E. Pardun joined our board in July 2009, and Albert J. Moyer and Donald E. Schrock joined our board in October 2009.

In July 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $4.26 per share to Mr. Pardun; in October 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $6.55 per share to Mr. Moyer; and in October 2009, we granted an option to purchase 34,575 shares of Class B common stock at an exercise price of $7.45 per share to Mr. Schrock. Each of these options were granted under our 2004 Stock Plan and are now fully vested.

Post-IPO Compensation Policy

We established our initial post-IPO compensation programs for non-employee directors in connection with our initial public offering in 2010. Those director compensation decisions were based in part on data provided by Compensia, Inc., an independent compensation consulting firm retained by our compensation committee to evaluate our compensation policies for independent directors. In 2012, our compensation committee again reviewed non-employee director compensation, including peer group data compiled by Compensia.

Cash Compensation

Following their review of the Compensia data, in May 2012, our compensation committee approved and implemented the following compensation program for non-employee directors:

•	$35,000 annual retainer for each non-employee director, payable on a quarterly basis;

•	$25,000 additional annual retainer for our lead director, Mr. Pardun, payable on a quarterly basis;

•	$9,000 annual retainer for each member of the audit committee (including the chairman) and an additional $20,000 annual retainer for the chairman, payable on a quarterly basis;

•	$6,000 annual retainer for each member of the compensation committee (including the chairman) and an additional $14,000 annual retainer for the chairman, payable on a quarterly basis; and

•	$3,000 annual retainer for each member of the nominating and governance committee (including the chairman) and an additional $8,000 annual retainer for the chairman, payable on a quarterly basis.

Equity Compensation

In connection with our initial public offering, our compensation committee developed a policy relating to equity compensation for our non-employee directors under our 2010 Equity Incentive Plan. The policy initially provided for the grant of stock options upon first becoming a director and annual option grants at subsequent annual meetings. From time to time since the initial public offering, the compensation committee has reviewed our director equity compensation policy, in consultation with Compensia, and implemented changes intended, among other purposes, to ensure that equity incentives for our non-employee directors are competitive within our peer group and that they offer appropriate incentives to continued service as a director or, for prospective directors, to join our board.

In February 2012, the compensation committee amended our director equity incentive policy to provide for the grant of shares of restricted stock rather than stock options. In July 2012, we again amended the director equity compensation policy to provide that new directors would receive, upon becoming a director, an initial award of shares of Class A common stock having a value at issuance of $160,000, consisting of an “annual award” of $80,000 of restricted stock (subject to pro-rata reduction based on the number of days the individual would actually serve as a director during the period beginning on the last May 1 and ending on the next May 1) and a “full-term award” equal to $80,000 of restricted stock. The annual award would vest fully on the next May 1, and the full-term award would vest in three equal installments on each anniversary of the date of grant.

Our director equity compensation policy also provides for an annual award to continuing directors of shares of Class A restricted stock with a fair value of $80,000 on the date of each annual meeting of stockholders. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders. The first annual grants under the revised policy that was approved in July 2012 took place at our 2013 annual meeting.

2013 Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2013. The table excludes Kishore Seendripu, Ph.D., and Curtis Ling,

Ph.D., who are executive officers and who did not receive any compensation from us in their roles as directors in the year ended December 31, 2013. Information on compensation for Dr. Seendripu and Dr. Ling is set forth under the caption “Executive Compensation.”

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total ($)
Steven C. Craddock	53,000	80,000	133,000
Harshad K. Desai	47,000	80,000	127,000
Albert J. Moyer	67,000	80,000	147,000
Thomas E. Pardun	89,000	80,000	169,000
Donald E. Schrock	52,000	80,000	132,000

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts represent the aggregate grant-date fair market value related to restricted stock awards, granted in the year indicated, pursuant to Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of applicable conditions to vesting and the value of our Class A common stock on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

PROPOSAL NUMBER 1

ELECTION OF CLASS II DIRECTORS BY CLASS A COMMON STOCK AND CLASS B

COMMON STOCK

Board Structure

Our board of directors is currently composed of seven members. Our amended and restated certificate of incorporation and bylaws provide that the number of our directors shall be at least two and will be fixed from time to time by a resolution of the majority of our board of directors.

Two members of our board of directors are elected exclusively by the holders of the Class B common stock, voting as a separate class. At least one of these directors must be an executive officer nominated by our nominating and governance committee, with the consent of the founders holding a majority-in-interest of the outstanding Class B common stock over which the founders then exercise voting control. Our founders are Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. Our Class B directors are Dr. Ling, whose current term will expire in 2014, and Dr. Seendripu, whose current term will expire in 2015.

The remaining directors are elected by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held during the years 2014 for the Class II directors, 2015 for the Class III directors, and 2016 for the Class I directors.

Nominees for Class II Directors Elected by the Holders of Class A Common Stock and Class B Common Stock (Terms Expiring in 2017)

At the 2014 annual meeting, two Class II directors will be elected to the board of directors by the holders of Class A common stock and Class B common stock, voting together as a single class. Our nominating and governance committee recommended, and our board of directors nominated, Albert J. Moyer and Donald E. Schrock as the nominees for election as Class II directors at the 2014 annual meeting.

Both Mr. Moyer and Mr. Schrock have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event either Mr. Moyer or Mr. Schrock is unable or declines to serve as a director at the time of the 2014 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class II Director Nominees Elected by the Holders of Class A Common Stock and Class B Common Stock

Albert J. Moyer, age 70, has served as a member of our board of directors since October 2009. Since 2000, Mr. Moyer has served as a private financial consultant. From March 1998 to February 2000, Mr. Moyer served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held provider of enterprise resource planning software applications. He subsequently served as a consultant to QAD Inc., assisting in sales operations. From August 1995 to March 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company. Previously, Mr. Moyer served as Chief Financial Officer of National Semiconductor Corporation, a semiconductor company. Mr. Moyer also served as Chief Financial Officer of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. Mr. Moyer serves as Chairman of the Board of CalAmp Corp., a provider of wireless communications solutions and as a director of Collectors Universe, Inc., a third-party grading and authentication service for high-value collectibles and The Redflex Holdings Group, a provider of traffic enforcement technologies. Mr. Moyer previously served as a director of Virco Manufacturing Corporation, a manufacturer of educational furniture, from 2004 to 2013. Mr. Moyer received his B.S. in finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer’s many years of experience as chief financial officer for large public companies and his service on the board of directors of several other companies bring substantial financial, accounting, and operational knowledge to our board and qualify him to serve as one of our directors.

Donald E. Schrock, age 68, has served as a member of our board of directors since October 2009. Mr. Schrock retired as Executive Vice President and President of Qualcomm Incorporated’s CDMA Technologies Group in 2003. Mr. Schrock joined Qualcomm in January 1996 as Corporate Vice President. Prior to joining Qualcomm, Mr. Schrock was Group Vice President and Division Manager with GM Hughes Electronics. Prior to working at Hughes, Mr. Schrock was Vice President of Operations with Applied Micro Circuit Corporation. Mr. Schrock also held positions as Vice President/Division Manager at Burr-Brown Corporation and spent 15 years with Motorola Semiconductor. Mr. Schrock has served on the board of directors of Integrated Devices Technology Inc., a designer and fabricator of semiconductor components, since October 2009. He previously served on the board of directors of the Fabless Semiconductor Association; RMI Corporation, a private fabless semiconductor company acquired by Netlogic Microsystems, Inc.; Patriot Scientific Corporation, a public intellectual property licensing company; and GlobalFoundries Inc., a private semiconductor wafer fabrication service provider. Mr. Schrock holds a BSEE with honors from the University of Illinois, has completed the coursework for an MSEE from Arizona State University, and has an Advanced Business Administration degree from the Arizona State University Center for Executive Development.

We believe Mr. Schrock’s business leadership, operational and financial experience as a result of his experience serving for several years in executive positions for large technology companies, his long history in the technology industry, and his experience serving as a director for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Required Vote

Our Class II directors will be elected by a plurality of the votes of the holders of Class A common stock and Class B common stock (voting together as a single class) present in person or represented by proxy and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the elections of Mr. Moyer and Mr. Schrock.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the election of Mr. Moyer and Mr. Schrock as Class II directors elected by the holders of Class A common stock and Class B common stock, voting together as a single class.

*  *  *  *  *

Class III Directors Continuing in Office until the 2015 Annual Meeting

Kishore Seendripu, Ph.D., age 44, is a co-founder and has served as our Chairman, President and Chief Executive Officer since our inception in September 2003. He serves as a director representing our Class B common stock. From July 1998 to July 2002, Dr. Seendripu served in senior engineering roles, most recently as the director of RF & Mixed-Signal IC Design at Silicon Wave, Inc., a designer and developer of radio frequency systems-on-chip for use in wireless and broadband communication systems and products. From December 1997 to July 1998, Dr. Seendripu served as a member of the technical staff at Broadcom Corporation, a manufacturer of networking and communications integrated circuits for data, voice and video applications. From 1996 to December 1997, Dr. Seendripu served as a radio frequency integrated circuit, or RFIC, design engineer at Rockwell Semiconductor Systems, a provider of semiconductor system solutions for personal communications electronics. From 1990 to 1992, Dr. Seendripu served as a research assistant at the Lawrence Berkeley National Laboratories. Dr. Seendripu received an M.S. in Materials Sciences Engineering and a Ph.D. in Electrical Engineering from the University of California at Berkeley, a B. Tech degree from the Indian Institute of Technology, Bombay, India, and an M.B.A. from the Wharton School, University of Pennsylvania.

We believe Dr. Seendripu’s more than 15 years of technical and management experience in the semiconductor industry bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Thomas E. Pardun, age 70, has served as a member of our board of directors since July 2009. Since April 2007, Mr. Pardun has served as non-executive chairman of the board of directors of Western Digital Corporation. Mr. Pardun has served as a director of Western Digital Corporation since January 1993, and from January 2000 to November 2001, he served as chairman of its board of directors. From May 1996 to July 2000, Mr. Pardun served as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services and wireless communications. From May 1993 to April 1996, Mr. Pardun served as president and chief executive officer of US West Multimedia Communications, Inc., a communications company, and from June 1988 to April 1993 held numerous other executive positions with US West, Inc. From June 1986 to May 1988, Mr. Pardun was president of the Central Group for Sprint, Inc. as well as president of Sprint’s West Division. From September 1984 to May 1986, he served as senior vice president of United Telecommunications, a predecessor company to Sprint. From June 1965 to August 1984, he held various positions at International Business Machines Corporation. In addition to Western Digital Corporation, Mr. Pardun serves on the boards of CalAmp Corp., a provider of wireless communications solutions; Finisar Corporation, a provider of optical communications components and subsystems; and Calix, Inc., a provider of broadband communications access systems and software.

Mr. Pardun received a B.B.A. in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun’s experience serving for many years in executive positions for large communications and technology companies, his long history in the technology industry, and his experience serving as a director and non-executive chairman for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Class I Directors Continuing in Office until the 2016 Annual Meeting

Steven C. Craddock, age 65, has served as a member of our board of directors since March 2011. Since March 2012, Mr. Craddock has served as a member of the board of SeaChange International, Inc., a multi-screen video software provider. Since July 2008, Mr. Craddock has also served as President of The Del Ray Group, LLC, a private consulting firm advising companies on strategic and technology developments in the cable television and telecommunications markets. Mr. Craddock retired in 2008 as Senior Vice President, Technology, for Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 until November 2006, he served as Senior Vice President, New Media Development for Comcast. Mr. Craddock was a Vice President at Bell Atlantic Corporation for many years serving in technical and operations roles prior to joining Comcast. From April 2002 until its acquisition by Zoran Corporation in December 2010, Mr. Craddock served as a director of Microtune, Inc., a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock holds a professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in civil engineering and electrical engineering from Virginia Military Institute.

We believe that Mr. Craddock’s financial and business expertise, including a diversified background in the cable television and telecommunications industries, give him the qualifications and skills to serve as one of our directors.

Harshad K. Desai, age 68, has served as the executive chairman of QLogic Corporation, a leading supplier of high performance network infrastructure solutions, since November 2010 and as chairman of the board of directors since May 1999. He also served as chief executive officer of QLogic from January 1996 to November 2010. From August 1995 to April 2007, he served as president of QLogic. He has been a member of QLogic’s board of directors since January 1996. Since February 2011, he has also served on the board of directors of Applied Micro Circuits Corp., a provider of semiconductor solutions for the data center, enterprise, telecom and consumer/small medium business markets. Mr. Desai previously served as a director of Lantronix, Inc., a designer, manufacturer and seller of network connectivity solutions, from 2000 to 2007 and as a director of NetList, Inc., a designer, manufacturer and seller of high-performance, intelligent memory subsystems for datacenter server and high-

performance computing and communications markets from 2012 to 2013. Mr. Desai was awarded the American Electronics Association (now TechAmerica) Executive of the Year Award in 1999. He was also awarded the Ernst & Young Entrepreneur of the Year Award in 2000. In 2002, he was honored with the Director of the Year Award from the Forum for Corporate Directors and made the Byte and Switch “Top Ten Storage Networking All Stars” list. Mr. Desai earned his B.S. in electrical engineering from Maharaja Sayajirao University in India and an M.S. in electrical engineering from the University of California, Berkeley.

We believe Mr. Desai’s executive experience at a large technology company, his long history in the technology industry, and his experience serving as a director of other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

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PROPOSAL NUMBER 2

ELECTION OF CLASS II DIRECTOR BY CLASS B COMMON STOCK

Nominee for Class II Director Elected by the Holders of Class B Common Stock (Term Expiring in 2017)

At the 2014 annual meeting, one Class II director elected by the holders of the Class B common stock will be elected to the board of directors. Under our amended and restated certificate of incorporation that became effective in connection with our initial public offering, holders of our Class B common stock, voting as a separate class, are entitled to elect two directors. At least one of these directors must be an executive officer of MaxLinear nominated by our nominating and governance committee, with the consent of our founders holding a majority-in-interest of the outstanding Class B common stock over which our founders then exercise voting control. Our founders are executive officers Kishore Seendripu, Ph.D., Curtis Ling, Ph.D., Madhukar Reddy, Ph.D., and several other employees and former employees named in our amended and restated certificate of incorporation. Currently, our Class B directors are Dr. Seendripu and Dr. Ling.

Our nominating and governance committee has recommended, and, with the consent of our founders, our board of directors has nominated, Curtis Ling, Ph.D. as the nominee for election as Class II director elected by the holders of the Class B common stock at the 2014 annual meeting. If elected, Dr. Ling will serve for a term expiring at our annual meeting of stockholders to be held in 2017.

Dr. Ling has agreed to serve, if elected, and management has no reason to believe that Dr. Ling will be unavailable to serve. In the event Dr. Ling is unable or declines to serve as a director at the time of the 2014 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee, with the requisite consent of the founders, and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class II Director Nominee Elected by the holders of Class B Common Stock

Curtis Ling, Ph.D., age 48, is a co-founder of MaxLinear and has served as our Chief Technical

Officer since April 2006. He serves as a director representing our Class B common stock. From March 2004 to July 2006, Dr. Ling served as our Chief Financial Officer, and from September 2003 to March 2004, as a co-founder, he consulted for us. From July 1999 to July 2003, Dr. Ling served as a principal engineer at Silicon Wave, Inc. From August 1993 to May 1999, Dr. Ling served as a professor at the Hong Kong University of Science and Technology. Dr. Ling received a B.S. in Electrical Engineering from the California Institute of Technology and an M.S. and Ph.D. in Electrical Engineering from the University of Michigan, Ann Arbor.

We believe Dr. Ling’s more than ten years of technical and operational experience in the semiconductor industry brings valuable industry knowledge and practical experience to our board and qualifies him to serve as one of our directors.

Required Vote

Our Class II director elected by the holders of Class B common stock will be elected by a plurality of the votes of the holders of Class B common stock (voting together as a single class) present in person or represented by proxy and entitled to vote on the election of directors. In other words, the nominee receiving the highest number of “FOR” votes will be elected as director. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Dr. Ling.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the election to the board of directors of Curtis Ling, Ph.D. as the Class II director elected by the holders of Class B common stock.

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PROPOSAL NUMBER 3

APPROVAL OF AMENDMENTS TO OUR 2010 EQUITY INCENTIVE PLAN

Background of the Proposal

We are asking our stockholders to approve our 2010 Equity Incentive Plan (as amended and restated), which we refer to as the Amended 2010 Plan. In particular, we are seeking stockholder approval of the material terms of the Amended 2010 Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m). Our board of directors has adopted the Amended 2010 Plan, subject to approval from our stockholders at the 2014 annual meeting. If our stockholders approve the Amended 2010 Plan, it will replace the current version of the 2010 Equity Incentive Plan and will continue in effect through its current term year of 2020, unless terminated earlier by our board of directors. If our stockholders do not approve the Amended 2010 Plan, our executive officers would not receive any further equity awards under the Amended 2010 Plan.

The Amended 2010 Plan was amended to allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the Amended 2010 Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit, however. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares, and performance units awarded under the Amended 2010 Plan to qualify as “performance-based” within the meaning of Section 162(m), the Amended 2010 Plan limits the sizes of such awards and includes certain performance goals as further described below.

We are not requesting that our stockholders approve additional shares of our Class A common stock for issuance under the Amended 2010 Plan.

The following is a summary of some of the material changes to the Amended 2010 Plan. This comparative summary is qualified in its entirety by reference to the actual text of the Amended 2010 Plan, set forth as Appendix A.

•	The Amended 2010 Plan has been drafted to include the following limitations to the number of shares that may be granted, on an annual basis, through individual awards, which is necessary to allow us to be eligible to receive income tax deductions under Section 162(m) (subject to any adjustment provisions contained in the Amended 2010 Plan):

Award Type	Limit During any Fiscal Year
Stock Options	2,000,000 shares
Stock Appreciation Rights	2,000,000 shares
Restricted Stock	1,000,000 shares
Restricted Stock Units	1,000,000 shares
Performance Shares	1,000,000 shares
Performance Units	Initial value of $3,000,000

•

Specific performance criteria have been added to the Amended 2010 Plan so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). These performance criteria include bookings; capital expenditures; cash flow; change in assets; cost of capital; customer retention; customer satisfaction; debt; debt reduction; delivery performance; design wins; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; economic value added; expense reduction levels; gross or operating margin; individual objectives; inventory turnover; market share; net asset turnover; net bookings; net earnings; net income; net or gross sales; net profit; new product introductions; operating cash flow;

operating earnings; operating expenses; pre-tax profit; productivity; profit; profit margin; return on capital; return on equity; return on investment; return on net assets; return on sales; return on total assets; revenue; stock price; total earnings; total stockholder return; and working capital.

Our board of directors believes that the approval of the Amended 2010 Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Amended 2010 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals.

Summary of the Amended 2010 Plan

The following is a summary of the principal features of the Amended 2010 Plan and its operation. The summary is qualified in its entirety by reference to the Amended 2010 Plan itself set forth in Appendix A.

General. The purposes of the Amended 2010 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors and consultants, and to promote the success of our business. These incentives are provided through the grant of incentive stock options to our employees and any of our parent and subsidiary corporations’ employees, and the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. As of March 31, 2014, approximately 359 of our employees, directors and consultants were eligible to participate in the Amended 2010 Plan.

Number of Shares of Class A Common Stock Available Under the Amended 2010 Plan. Subject to the provisions of the Amended 2010 Plan, the maximum aggregate number of shares of Class A common stock that may be issued under the Amended 2010 Plan is 14,222,479 shares, which includes (i) 9,041,591 shares of Class A common stock reserved under the Amended 2010 Plan as of our initial public offering, (ii) any shares of our Class A common stock reserved but not issued pursuant to any awards granted under the MaxLinear, Inc. 2004 Stock Plan, which we refer to as our 2004 plan, and not subject to awards granted thereunder (as of March 3, 2010, this number was 154,197 shares), and (iii) any shares of our Class A common stock subject to stock options or other awards granted which under the 2004 Plan that expire or otherwise terminate without having been exercised in full and shares of Class A common stock issued pursuant to awards granted under the 2004 Plan that are forfeited to or repurchased by us (which, as of March 3, 2010, was 5,026,691 shares). The foregoing share information has been adjusted to reflect reverse stock splits effected prior to our initial public offering.

In addition, our Amended 2010 Plan provides for annual increases in the number of shares of Class A common stock available for issuance thereunder on the first day of each fiscal year, beginning with our 2011 fiscal year, equal to the least of:

•	2,583,311 shares of our Class A common stock;

•	4% of the number of shares of our Class A common stock and Class B common stock outstanding on the last day of the immediately preceding fiscal year, calculated on a fully diluted basis; or

•	such other amount as our board of directors may determine.

As of March 31, 2014, there were 12,914,637 shares of our Class A common stock reserved for issuance under the Amended 2010 Plan, including 6,349,419 of our Class A shares subject to outstanding awards.

Administration of the Amended 2010 Plan. Our board of directors or a committee of our board of directors may administer the Amended 2010 Plan, and our compensation committee currently acts as the administrator. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the Amended 2010 Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m). The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, or outstanding awards may be transferred to a financial institution or other person or entity selected by the administrator.

Options. The administrator is able to grant nonstatutory stock options and incentive stock options under the Amended 2010 Plan. The administrator determines the number of shares subject to each option, although the Amended 2010 Plan provides that, subject to the adjustment provisions in the Amended 2010 Plan, a participant may not receive options to purchase more than 2,000,000 shares of our Class A common stock in any fiscal year.

The exercise price of options granted under our Amended 2010 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns stock representing more than 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. Subject to the provisions of the Amended 2010 Plan, the administrator determines the terms of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option, to the extent vested, for a period of time specified in the option agreement. In the absence of a specified time in the option agreement, the option will remain exercisable for twelve months following a termination due to death or disability and for three months in all other cases. An option generally may not be exercised later than the expiration of its term, however.

Stock Appreciation Rights. Stock appreciation rights may be granted under our Amended 2010 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Stock appreciation rights expire under the same rules that apply to stock options. Subject to the adjustment provisions in the Amended 2010 Plan, no participant will be granted stock appreciation rights covering more than 2,000,000 shares during any fiscal year.

Restricted Stock. Restricted stock may be granted under our Amended 2010 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, but, subject to the adjustment provisions in the Amended 2010 Plan, no participant will be granted a right to purchase or acquire more than 1,000,000 shares of restricted stock during any fiscal year. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units. Restricted stock units may be granted under our Amended 2010 Plan. Restricted stock units are awards that will result in a payment to a participant at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals, on the continuation of service or employment or any other basis determined by the administrator. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash or with shares of our common stock, or a combination thereof. The administrator determines the number of restricted stock units granted to any participant, but, subject to the adjustment provisions in the Amended 2010 Plan, no participant may be granted more than 1,000,000 restricted stock units during any fiscal year.

Performance Units and Performance Shares. Performance units and performance shares may be granted under our Amended 2010 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. During any fiscal year, and subject to the adjustment provisions in the Amended 2010 Plan, no participant will receive more than 1,000,000 performance shares, and no participant will receive performance units having an initial value greater than $3,000,000. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Amended 2010 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: bookings; capital expenditures; cash flow; change in assets; cost of capital; customer retention; customer satisfaction; debt; debt reduction; delivery performance; design wins; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; economic value added; expense reduction levels; gross or operating margin; individual objectives; inventory turnover; market share; net asset turnover; net bookings; net earnings; net income; net or gross sales; net profit; new product introductions; operating cash flow; operating earnings; operating expenses; pre-tax profit; productivity; profit; profit margin; return on capital; return on equity; return on investment; return on net assets; return on sales; return on total assets; revenue; stock price; total earnings; total stockholder return; and working capital. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, no later than the latest possible date that will not jeopardize the qualification of an award granted under the Amended 2010 Plan as “performance-based compensation” under Section 162(m), the administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved, unless otherwise permitted by Section 162(m) and determined by the administrator. The administrator may in its discretion grant awards that are not intended to qualify as “performance-based compensation” under 162(m), including awards that are based on performance goals or other specific criteria or goals but do not satisfy the requirements of 162(m).

Individual Award Limitations. The Amended 2010 Plan contains annual grant limits intended to satisfy certain Section 162(m) requirements. Specifically, the maximum number of shares and/or dollars which could be issued to any one individual in any fiscal year pursuant to the Amended 2010 Plan is as follows:

Award Type	Annual Number of Shares or Dollar Value
Stock Option	2,000,000
Stock Appreciation Right	2,000,000
Restricted Stock Units	1,000,000
Restricted Stock	1,000,000
Performance Shares	1,000,000
Performance Units	Initial Value of $3,000,000

Transferability of Awards. Unless the administrator provides otherwise, our Amended 2010 Plan generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Amended 2010 Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the Amended 2010 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the Amended 2010 Plan.

Dissolution or Liquidation. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards, to the extent that they have not been previously exercised, will terminate immediately prior to the consummation of such proposed transaction.

Change in Control. Our Amended 2010 Plan provides that in the event of a merger or change in control, as defined in the Amended 2010 Plan, each outstanding award will be treated as the administrator determines, including, without limitation, that awards may be assumed or substituted for by the acquiring or succeeding corporation, awards may be terminated immediately prior to the consummation of the merger or change in control, awards may vest in whole or in part prior to or upon consummation of the merger or change in control and, to the extent the administrator determines, terminate on the effectiveness of the merger or change in control, or awards may be terminated in exchange for cash and/or property or replaced with other rights or property. If a successor corporation does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse and all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels. Additionally, if a successor corporation does not assume or substitute an option or stock appreciation right, the administrator will notify the participant in writing or electronically that such award will be exercisable for a specified period of time determined by the administrator prior to the transaction, and such award will then terminate upon the expiration of such period. The administrator will not be required to treat all awards similarly in the event of a merger or change in control.

Plan Amendments and Termination. Our Amended 2010 Plan will automatically terminate in 2020, unless we terminate it sooner. In addition, our board of directors has the authority to amend, alter, suspend or terminate the Amended 2010 Plan provided such action does not impair the rights of any participant unless mutually agreed to in writing by the participant and us.

Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director or consultant may receive under the Amended 2010 Plan is in the discretion of our compensation committee and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the Amended 2010 Plan and, accordingly, our executive officers have an interest in this proposal. The following table sets forth (i) the aggregate number of shares of Class A common stock subject to options and restricted stock units granted under the 2010 Equity Incentive Plan to our named executive officers during the last fiscal year and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Weighted Average Per Share Exercise Price of Options ($)	Number of Shares of Restricted Stock Units Granted
Kishore Seendripu, Ph.D., President and Chief Executive Officer	186,440	6.93	87,025
Adam C. Spice, Chief Financial Officer	78,732	6.93	36,750
Curtis Ling, Ph.D., Chief Technical Officer	59,986	6.93	28,000
Madhukar Reddy, Ph.D., Vice President, Central Engineering	59,986	6.93	28,000
Brian J. Sprague, Vice President and General Manager, Broadband and Consumer Products	71,186	6.93	33,227
All executive officers, as a group	531,312	6.93	250,768
All directors who are not executive officers, as a group	—	—	57,720	(1)
All employees who are not executive officers, as a group	74,982	6.93	1,648,491

(1)	This number reflects the number of restricted stock awards that were granted to members of our board of directors.

On March 26, 2014, our Compensation Committee and independent directors approved the following stock option and restricted stock unit grants under our 2010 Equity Incentive Plan for our named executive officers. Option grants and restricted stock units were approved based on the cash equivalent grant date fair value determined in accordance with Accounting Standards Topic 718 and will be granted effective June 2, 2014 with the actual number of shares subject to the stock options and restricted stock units being calculated based on the closing price of our Class A common stock in trading on the New York Stock Exchange on June 2, 2014.

	Grant Date Fair value
Executive Officer	Stock Options(1)	Restricted Stock Units(1)
Kishore Seendripu, Ph.D.	$425,000	$825,000
Adam C. Spice	161,568	313,632
Brian J. Sprague	134,640	261,360
Curtis Ling, Ph.D.	134,640	261,360
Madhukar Reddy, Ph.D.	134,640	261,360

(1)	Options and restricted stock units to vest quarterly over four years with the first vesting event to occur on August 20, 2014 and the grants becoming fully vested on May 20, 2018, subject to the executive officer’s continuing to provide services to MaxLinear on each applicable vesting date.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and use of awards granted under the Amended 2010 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Medicare Surtax. Beginning in 2013, a participant’s annual “net investment income”, as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the Amended 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended 2010 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Amended 2010 Plan has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

Section 409A. Section 409A of the Internal Revenue Code, or Section 409A, places certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Amended 2010 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states, such as California, have adopted similar provisions that impose similar penalty taxes.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2010 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Purpose for Recommending Approval of the 2010 Equity Incentive Plan (as amended and restated)

We believe that the amendment of the 2010 Equity Incentive Plan and the approval of its material terms is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Amended 2010 Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees, and non-employee directors.

Required Vote

Approval of the Amended 2010 Plan requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. With respect to this proposal, holders of Class A common stock will have one vote for each share held on the record date, and holders of Class B common stock will have ten votes for each share held on the record date.

Recommendation

Our board of directors unanimously recommends a “FOR” vote for the approval of the 2010 Equity Incentive Plan.

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PROPOSAL NUMBER 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act (and specifically Section 14A of the Exchange Act), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

Our compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank legislation. In 2012, the advisory vote on executive compensation received greater than 97% support of the votes cast by stockholders. In 2013, the advisory vote on executive compensation received greater than 98% support of the votes cast by stockholders. As an advisory vote, the results of this stockholder vote are not binding upon us; however, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. In addition, at our 2011 annual meeting of stockholders, the stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Under our compensation committee’s supervision, we have implemented compensation policies, plans, and programs intended to achieve the following objectives:

•	to attract and retain talented and experienced executives;
•	to motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	to ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal year 2013 compensation of our named executive officers. The compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis in a non-binding vote, the compensation of MaxLinear, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the section captioned “Executive Compensation,” the subsection captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosures set forth in the proxy statement relating to MaxLinear’s 2014 Annual Meeting of Stockholders.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2013. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly,

to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL NUMBER 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. During 2013, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services.

Notwithstanding its appointment and even if stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of MaxLinear and its stockholders. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

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Principal Accounting Fees and Services

The following table presents fees billed for professional audit and other services rendered to MaxLinear by Ernst & Young LLP for the years ended December 31, 2013 and December 31, 2012.

	2013	2012
Audit Fees	$589,935	$618,031
Audit-Related Fees(1)	1,995	1,865
Tax Fees(2)	65,162	97,963
All Other Fees	—	—

Total	$657,092	$717,859

(1)	Audit-related fees relate to online subscription for accounting information.
(2)	Tax fees include analysis of research and development tax credits and net operating loss carryforwards and general tax consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1. Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on our financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3. Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

4. All other services are those services not captured in the audit, audit-related, or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is consistent with maintaining Ernst & Young LLP’s independence.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over MaxLinear’s financial reporting process. It is not the duty of the committee to plan or conduct audits, to prepare MaxLinear’s financial statements, or to assess MaxLinear’s internal controls over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing MaxLinear’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, MaxLinear’s financial condition, results of operations, and cash flows. The audit committee does, however, consult with management and the independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of MaxLinear’s financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles.

Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of MaxLinear’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm regarding MaxLinear’s audited 2013 consolidated financial statements (including the quality of MaxLinear’s accounting principles). Management represented to the committee that MaxLinear’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2013 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The audit committee has received and discussed with the independent registered public accounting firm the auditor’s independence from MaxLinear and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The committee has concluded that the independent registered public accounting firm is independent from MaxLinear and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, MaxLinear’s audited consolidated financial statements for the year ended December 31, 2013 for filing with the Securities and Exchange Commission as part of our Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Audit Committee

Albert J. Moyer (Chair)

Steven C. Craddock

Thomas E. Pardun

Harshad K. Desai

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with MaxLinear, and other biographical information as of April 11, 2014, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kishore Seendripu, Ph.D.(1)	44	Chairman, President and Chief Executive Officer
Adam C. Spice	45	Chief Financial Officer
Michael J. LaChance	54	Vice President, Operations
Curtis Ling, Ph.D.(1)	48	Chief Technical Officer and Director
Madhukar Reddy, Ph.D.	44	Vice President, Central Engineering
Justin Scarpulla	41	Chief Accounting Officer and Corporate Controller
Brian J. Sprague	51	Vice President and General Manager, Broadband and Consumer Products
William G. Torgerson	46	Vice President of Global Sales

(1)	Class B common stock director.

Kishore Seendripu, Ph.D. For a brief biography of Dr. Seendripu, please see “Proposal One—Election of Class II Directors by Class A Common Stock and Class B Common Stock—Class III Directors continuing in office until the 2015 Annual Meeting.”

Adam C. Spice has served as our Chief Financial Officer since January 2011. From October 2009 to November 2010, Mr. Spice served as the Chief Financial Officer of Symwave Corporation, a private fabless semiconductor company acquired by Standard Microsystems Corporation. From 2000 through 2009, Mr. Spice worked in various senior financial management and operational roles at Broadcom Corporation, a fabless communications semiconductor company. During his tenure, he served as Broadcom’s Corporate Treasurer, and its Vice President of Finance and Corporate Development, where he was responsible for strategic planning, mergers and acquisitions, corporate development, and corporate-wide financial planning & analysis. From 2006 to 2008, Mr. Spice served as Vice President and General Manager of Broadcom’s Mobile Power Management Business Unit in the Mobile Platforms group. Mr. Spice received a B.B.A. from Brigham Young University and an M.B.A. from the University of Texas at Austin.

Michael J. LaChance has served as our Vice President, Operations since November 2011. From May 2011 to November 2011, Mr. LaChance served as our Senior Director, Operations. From November 2009 to April 2010, he served as Senior Director, Product Operations for Telegent Systems, Inc., a fabless semiconductor company. From March 1998 to March 2009, he served as Vice President, Product Operations at Broadcom Corporation. From March 1984 to March 1998, he served as Senior Director, Product Operations at Silicon Systems, Inc., which was subsequently acquired by Texas Instruments, Inc., a designer and manufacturer of semiconductors. Mr. LaChance received a B.S. in Electrical Engineering and B.S. in Biological Science from the University of California, Irvine.

Curtis Ling, Ph.D. For a brief biography of Dr. Ling, please see “Proposal Two—Election of Class II Director by B Common Stock.”

Madhukar Reddy, Ph.D. has served as our Vice President, Central Engineering since January 2012. From November 2006 to December 2011, Dr. Reddy served as our Vice President, Central Engineering. From January 2005 to November 2006, Dr. Reddy served as our Director, RF/Mixed-Signal IC Design. From July 2002 to January 2005, he served as Manager, RFIC Design at Skyworks Solutions. From January 1999 to July 2002, he served as RFIC Design Engineer and Group Leader at Conexant Systems. From January 1997 to December 1998, he served as RFIC Designer at Rockwell Semiconductor Systems. Since 2005, Dr. Reddy has been a member of the Technical Program Committee of the IEEE RFIC Symposium. Dr. Reddy received a B. Tech degree from the Indian Institute of Technology, Madras, India, and an M.S. and Ph.D. in Electrical Engineering from the University of California, Santa Barbara.

Justin Scarpulla has served as our Chief Accounting Officer and Corporate Controller since March 2012. From September 2011 to March 2012, Mr. Scarpulla served as our Vice President and Corporate Controller. From 2008 until joining us in September 2011, Mr. Scarpulla served as Director, Financial Reporting for Broadcom Corporation. He served as Senior Manager and Cable Modem Line Business Controller at Broadcom from 2006 until 2008. Prior to 2006, Mr. Scarpulla served in various management positions at Broadcom, which he joined in 1999. From 1996 to 1999 Mr. Scarpulla served as an auditor at Ernst & Young, LLP. Mr. Scarpulla received a B.A. degree in Business Administration, with an Accounting and Finance emphasis, from California State University, Fullerton. He is also a Certified Public Accountant.

Brian J. Sprague has served as our Vice President and General Manager, Broadband and Consumer Products since July 2011. From 1996 to early 2011, Mr. Sprague held a variety of executive roles at Broadcom Corporation, including Vice President of Marketing for the Broadband Communications Group and Vice President of the Performance Segment in the Mobile Platforms

Group. From 1990 to 1996, Mr. Sprague held marketing positions at LSI Logic Corporation and, from 1984 to 1990, Mr. Sprague was a senior design engineer at United Technologies Corporation. Mr. Sprague received a BSEE degree from the University of Connecticut and an MSEE from the Rensselaer Polytechnic Institute.

William G. Torgerson has served as our Vice President of Global Sales since November 2012. From August 2007 to August 2011, Mr. Torgerson served as Vice President of America Sales for Standard Microsystems Corporation, a fabless semiconductor company. From May 2003 to February 2007, Mr. Torgerson was the Vice President of Global Sales at StarGen, Inc., a provider of semiconductors for networking and telecommunications equipment. From March 2000 to May 2003, he served as Director of America Sales at PLX Technology, a provider of semiconductor-based connectivity solutions. From August 1997 to March 2000, Mr. Torgerson served as the Sales and Field Application Engineering at Actel, Inc., a provider of field programmable gate arrays that was subsequently acquired by Microsemi Corporation. Mr. Torgerson also serves as a director of Brown Precision, Inc., an engineering and manufacturing company focused on the aerospace, military and medical markets. Mr. Torgerson received a BSEE degree from the University of Alabama, Huntsville and an MBA from University of New York, Stonybrook.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses the compensation programs and policies for our principal executive officer, principal financial officer, and three additional executive officers who were our most highly compensated executive officers in fiscal 2013 as determined by the rules of the Securities and Exchange Commission, or SEC. For 2013, these executive officers were Kishore Seendripu, Ph.D., our chairman, president and chief executive officer; Adam C. Spice, our chief financial officer; Curtis Ling, our chief technical officer; Madhukar Reddy, our vice president, central engineering; and Brian J. Sprague, our vice president and general manager, broadband and consumer products. As a group, we refer to these executive officers as our “named executive officers,” and they are identified in the summary compensation table provided below.

Objectives of Executive Compensation Programs

The principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success;

•	to ensure fairness among our executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Our compensation committee was formed, among other purposes, to ensure that our compensation programs are competitive and that they offer appropriate incentives for recruitment and retention. Historically, our compensation philosophy was heavily equity-based in the form of stock options as we were an early stage company and sought to manage our available liquidity. Since our initial public offering, cash compensation associated with base salary has increased, but equity compensation has, and we expect it will remain, a material portion of our compensation programs. For example, all our executive and non-executive bonus plan payments for our 2013 corporate performance period will be made in the form of shares of our Class A common stock. We also paid equity-based bonuses for our 2012 corporate performance period.

Our compensation committee generally determines allocations of compensation between cash and equity or among different forms of non-cash compensation based on its review of typical allocations within our compensation peer group. The committee has not adopted, however, and has no current plans to adopt, any policy requiring a specific allocation between cash and equity compensation or between short-term and long-term compensation. In the course of its deliberations, the committee reviews each component of compensation, how they relate to each other, and in particular, how they relate to and affect total compensation. The compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of equity or cash compensation. In that regard, we expect to continue to use options, restricted stock units, or other equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value. Cash bonus programs we have implemented in the past were, and we expect any future cash programs will be, substantially tied to annual financial performance targets.

Role of Our Compensation Committee

As a public company, our compensation committee has responsibility for determining the compensation of all executive officers. Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of our compensation committee. The fundamental responsibilities of our compensation committee are as follows:

•	to oversee our overall compensation philosophy, compensation plans, and benefit programs and to make recommendations to our board of directors with respect to improvements or changes to such plans;

•	to review and approve all compensation arrangements for our executive officers (including our chief executive officer);

•	to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

•	to oversee and administer our equity compensation plans.

Our compensation committee is comprised of the following non-employee members of our board of directors: Thomas E. Pardun, who chairs the committee; Steven C. Craddock; and Donald E. Schrock. Each of Mr. Pardun, Mr. Craddock, and Mr. Schrock is an independent director under the rules of the New York Stock Exchange, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation committee has the authority under its charter to engage the services of outside advisors and experts.

Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer, supports the compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers, and other personnel-related data. In particular, as the person to whom our other named executive officers directly report, Dr. Seendripu is responsible for evaluating each individual officer’s contribution to corporate objectives as well as their performance relative to individual objectives. He makes recommendations to our compensation committee with respect to base salary adjustments, targets under our annual incentive programs, and stock option grants, restricted stock units, or other equity incentives. Our compensation committee is not required to follow any recommendations of Dr. Seendripu and exercises its discretion in modifying, accepting, or rejecting any recommended adjustments or awards. Without the participation of Dr. Seendripu, our compensation committee, as part of the annual review process, conducts a similar evaluation of his contribution and individual performance and makes determinations, after the beginning of each fiscal year, with respect to any base salary adjustments, targets under any annual cash incentive programs, and stock option grants or other equity incentives.

Competitive Market Review

The market for experienced management is highly competitive in the semiconductor industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting management from companies ranging from established players with multibillion dollar revenues to entrepreneurial, early-stage companies. We are fortunate that many members of our executive management team have long tenures with us, but from time to time we also have been required to recruit new executive officers. As a result, we need to ensure that our executive compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic business and financial objectives. We expect competition for individuals with our required skill sets, particularly technical and engineering skills, to remain intense even in weak global macroeconomic environments.

From time to time, our compensation committee has engaged Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes as appropriate. Among other objectives, Compensia has assisted us in identifying a group of peer companies for purposes of benchmarking our levels of compensation; gathered and analyzed compensation data from those peer companies as well as from other available compensation data; advised us on the creation and implementation of performance-based incentive plans, including determining target bonus levels; and assisted us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards.

In connection with our initial public offering, Compensia completed a comprehensive review of our executive compensation programs in order to align our policies with those of similarly sized public companies in the technology industry. Mr. Pardun consults regularly with Compensia in connection with specific aspects of or questions relating to our executive compensation, and we generally engage Compensia to conduct a comprehensive review on a biannual basis, with the last such review having been conducted in 2012. Aggregate fees paid for Compensia’s services to our compensation committee did not exceed $120,000 during 2013 or in any prior fiscal year.

For purposes of its biannual 2012 review, our compensation committee, in consultation with Compensia, updated our peer group data to reflect changed circumstances (e.g., mergers and sale transactions) affecting the peer group established at the time of our initial public offering. The committee sought to focus the peer group on companies of similar size, business scope, and market capitalization. The committee contin ued to consider substantially larger companies as aspirational peers but gave relatively less weight to aspirational peers because of differences in our relative sizes that make meaningful comparisons difficult. While these aspirational peers remain important benchmarks, particularly in considering competitive factors relating to non-executive compensation, they are less relevant for our executive compensation determinations.

The committee’s comparative peer group for 2012 and 2013 compensation decisions consisted of the following companies:

2012 and 2013 Peer Group

• Entropic Communications, Inc.	• Monolithic Power Systems, Inc.

• Mindspeed Technologies, Inc.	• Volterra Semiconductor Corp.

• Rambus Inc.	• Peregrine Semiconductor Corp.

• Sigma Designs, Inc.	• DSP Group Inc.

• Power Integrations Inc.	• PLX Technology, Inc.

• Ikanos Communications, Inc.	• Pixelworks, Inc.

• Ambarella, Inc.	• Inphi Corp.

Elements of Executive Compensation

Our executive compensation program currently consists, and is expected to continue to consist, of the following components:

•	base salary;

•	annual incentive compensation, recently paid under an equity-based plan;

•	equity-based incentives, principally in the form of stock options and restricted stock units;

•	benefits (on substantially similar terms as provided to our other employees); and

•	severance/termination protection, including in connection with certain change of control transactions.

The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its view of the relative importance of each component in meeting our overall objectives and factors relevant to the individual executive.

Base Salary

The effective base salaries for each of our named executive officers in 2012 and 2013 were, and in fiscal 2014 annual base salaries will be, as follows:

	Annual Base Salary(1)
Executive Officer	2012	2013	2014
Kishore Seendripu, Ph.D.	$350,000	$375,000	$400,000
Adam C. Spice	$275,000	$280,000	$290,000
Brian J. Sprague	$240,000	$255,000	$265,000
Curtis Ling, Ph.D.	$240,000	$245,000	$255,000
Madhukar Reddy, Ph.D.	$240,000	$245,000	$255,000

(1)	Reflects the highest annualized base salary established for the named executive officer during the year indicated.

In April 2013, the compensation committee approved an increase in Dr. Seendripu’s base salary from $350,000 to $375,000, his first increase since

2010. The committee approved an additional increase to $400,000 in February 2014. The 2014 increase places Dr. Seendripu slightly below the median base salary for our peer group. Base salaries for our other named executive officers generally approximate or slightly exceed the peer group median for their position.

Annual Incentive Program for 2013 Performance Period

Our compensation committee periodically reviews our philosophy and practices concerning annual incentive compensation. The committee believes that our continuing focus on revenue generation and achieving specific financial and operating performance metrics support implementation of an annual incentive program with payouts earned through achievement of identified corporate and individual objectives. Accordingly, our Executive Incentive Bonus Plan establishes, on an annual basis for each executive officer, award targets, corporate and individual objectives, and potential adjustments for various levels of under-performance or over-performance. For fiscal years 2010 and 2011, the first fiscal years following our initial public offering, we adopted an incentive program that provided for the opportunity to earn cash bonuses based on achievement of target objectives. For fiscal 2012 and 2013, the compensation committee has maintained the general structure of the plan but has substituted cash awards with fully vested awards of shares of our Class A common stock issued under our 2010 Equity Incentive Plan. The principal purpose of the equity-based bonus plan was to offer a meaningful incentive for achieving both short and long-term financial objectives while preserving cash resources.

On May 14, 2013, our compensation committee approved the structure of our executive incentive bonus plan for the 2013 performance period. Under the plan, executive officers were eligible to earn bonuses, payable in shares of our Class A common stock based on a target percentage of their base salary, subject to achievement of corporate performance goals, which carried a 80% weighting, and the committee’s discretionary views of the executive’s individual performance, which carried a 20% weighting. The number of shares issuable in connection with stock-based bonus awards will be calculated based on the cash amount determined to be payable under the bonus plan and the closing price of shares of our Class A common stock on the issuance date, currently expected to occur on May 9, 2014.

Our compensation committee established the 2013 corporate performance targets as relating to total revenue of $113.5 million, which carried a 40% weighting relative to the executive’s total bonus opportunity, and to gross margin percentage within a 61% to 63% range and operating expense management, which collectively carried an additional 40% weighting relative to the total bonus opportunity. In making a determination whether financial targets were achieved, our compensation committee had the authority to make appropriate adjustments to the targets for the expected effects of any acquisitions or other approved business plan changes made during the applicable fiscal year; to adjust revenue as it determined appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets; and to adjust our reported operating loss to exclude certain charges from our operating expenses, including stock compensation expense, bonus plan accruals, restructuring and impairment charges, any acquisition related charges, and expenses associated with litigation and an export compliance review. For purposes of determining the portion of awards based on individual performance, the standard was subjective based on the committee’s discretion and views, with input from Dr. Seendripu relating to the performance of executive officers reporting to him.

In March 2014, our compensation committee determined that the corporate performance metrics established under our 2013 executive incentive bonus plan had been met. The committee then considered bonus payments relating to individual performance and approved the following payments with respect to the named executive officers:

	Total Bonus Targets		2013 Bonuses
Executive Officer	% Base Salary	$ Target	Corporate Targets	Individual Performance
Kishore Seendripu, Ph.D.	90%	$337,500	$330,075	$77,100
Adam C. Spice	50%	140,000	136,920	32,913
Brian J. Sprague	50%	127,500	124,695	22,628
Curtis Ling, Ph.D.	40%	98,000	95,844	17,390
Madhukar Reddy, Ph.D.	40%	98,000	95,844	23,337

Bonus awards for fiscal 2013 reflect substantially improved corporate financial performance relative to 2012, including over-performance relative to our revenue, gross margin, and operating expense targets. Bonus awards based on revenue were earned at 127% of target, bonus awards based on gross margin percentage were earned at 115% of target, and bonus awards based on operating expense management were earned at 110% of target. The committee also awarded bonuses based on individual performance at between 100% and 131% of target. The discretionary portion of Dr. Seendripu’s bonus was determined to have been earned at 125% of target, reflecting strong overall corporate performance under his leadership, and Mr. Spice’s discretionary bonus was deemed earned at 129% of target, largely due to his successful management of financial and operational matters. Relative to actual levels of performance, however, the actual amounts of the individual performance awards were adjusted downward slightly solely to conform the amount of payments to our budget objectives.

Bonus awards are expected to be settled in shares of our Class A common stock on or about May 9, 2013, with the amount calculated by dividing the cash equivalent bonus award by the closing price of our Class A common stock in trading on the New York Stock Exchange on the settlement date. The number of shares otherwise issuable in connection with the bonus award will be reduced by an amount equal to applicable withholding taxes, which we will remit in cash to applicable governmental authorities.

Annual Incentive Program for 2014

On March 26, 2014, our compensation committee approved the structure of our executive bonus program under the Executive Incentive Bonus Plan for the 2014 corporate performance period. Corporate performance targets for 2014 will relate to revenue (with a 40% weighting), gross margin (with a 25% weighting), and operating expense management (with a 25% weighting). Individual performance will carry a 10% weighting for 2014. Target bonuses for the named executive officers will be as follows in 2014:

	2014 Bonus Targets
Executive Officer	% Base Salary	$ Target
Kishore Seendripu, Ph.D.	100%	$400,000
Adam C. Spice	55%	159,500
Brian J. Sprague	50%	132,500
Curtis Ling, Ph.D.	45%	114,750
Madhukar Reddy, Ph.D.	45%	114,750

Equity-Based Incentives

We grant equity-based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted specific stock ownership guidelines, and other than the issuance of shares to our founders when we were first incorporated, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company, whether in the form of shares or options. We have not granted, nor do we intend to grant, equity compensation awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our Class A common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information based on equity award grant dates.

Prior to our initial public offering in March 2010, we granted options and other equity incentives to our officers under our 2004 Stock Plan. In connection with our initial public offering, our board of directors adopted the 2010 Equity Incentive Plan, which became effective in March 2010 upon the completion of our initial public offering. The 2010 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. All equity incentive plans and awards are administered by our compensation committee under the delegated authority established in the compensation committee charter.

To date, our equity incentives have been granted principally with time-based vesting. Until our 2011 compensation review, our equity compensation award grants consisted entirely of stock options. In 2011, the compensation committee determined that it was appropriate to begin granting restricted stock units in addition to stock options for both employees and executive officers. Factors contributing to the decision to begin granting restricted stock units included the competitive dynamics of the markets in which we recruit, with most larger semiconductor companies offering “full value” awards in the form of restricted stock units; the fact that competitors were using such full value awards as a recruiting inducement to our engineers and other employees; and the more favorable dilutive impact of restricted stock units relative to stock option grants.

During fiscal 2013, following consultation with Compensia as part of the annual compensation review, our compensation committee granted the named executive officers the equity incentive awards shown in the Grant of Plan Based Awards table. Grants were made in May 2013 as part of the annual review process, and the number of awards granted were based on a review of peer group equity compensation data as well as a review of the individual officer’s vested and unvested equity position. In connection with its evaluations of equity incentive awards for 2014, our compensation committee has increased the relative weighting of restricted stock unit awards to stock options such that two thirds of the award value (measured on a Black-Scholes basis) will consist of restricted stock units and one third will consist of stock options.

Specifically, on March 26, 2014, our Compensation Committee and independent directors approved the following stock option and restricted stock unit grants under our 2010 Equity Incentive Plan for our named executive officers. Option grants and restricted stock units were approved based on the cash equivalent grant date fair value determined in accordance with Accounting Standards Topic 718 and will be granted effective June 2, 2014 with the actual number of shares subject to the stock options and restricted stock units being calculated based on the closing price of our Class A common stock in trading on the New York Stock Exchange on June 2, 2014.

	Grant Date Fair value
Executive Officer	Stock Options(1)	Restricted Stock Units(1)
Kishore Seendripu, Ph.D.	$425,000	$825,000
Adam C. Spice	161,568	313,632
Brian J. Sprague	134,640	261,360
Curtis Ling, Ph.D.	134,640	261,360
Madhukar Reddy, Ph.D.	134,640	261,360

(1)	Options and restricted stock units to vest quarterly over four years with the first vesting event to occur on August 20, 2014 and the grants becoming fully vested on May 20, 2018, subject to the executive officer’s continuing to provide services to MaxLinear on each applicable vesting date.

Benefits

We provide the following benefits to our executive officers, generally on the same basis provided to all of our employees:

•	health, dental, and vision insurance;

•	life insurance;

•	employee stock purchase plan;

•	employee assistance plan;

•	medical and dependent care flexible spending account;

•	short- and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan.

We believe that these benefits are consistent with those of companies with which we compete for employees.

Severance and Termination Benefits

Effective April 10, 2013, we entered into amended and restated change in control and severance agreements with our chief executive officer, chief financial officer, and other executive officers. These amended and restated agreements provide for certain termination benefits both in the context of a change in control (as defined in the agreements) and outside the context of a change in control. The agreements have an initial term of three (3) years and provide that the parties will review the agreement on each anniversary of its effectiveness. If the parties agree to renew the agreement, it will be renewed for an additional three year term, with the review and renewal process occurring annually. The agreements terminate on the earlier to occur of (i) the date the agreement expires, (ii) the date all obligations of the parties have been satisfied, or (iii) at any time prior to a change in control if the executive has ceased to be an “officer” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. Notwithstanding these termination provisions, if a change in control occurs and there are less than twelve (12) months remaining in the term of the agreement, the term of the agreement will extend automatically through the 12 month anniversary of the change in control.

In connection with agreeing to provide these benefits, our compensation committee reviewed competitive data and consulted with Compensia. In setting the terms of and determining whether to approve these agreements, our compensation committee recognized that executives often face challenges securing new employment following termination, in particular following a change of control, and that distractions created by uncertain job security surrounding potentially beneficial transactions to us and our stockholders may have a detrimental impact on their performance. In contexts not involving a change of control, the compensation committee sought to establish a reasonable contractual benefit for precedential purposes and to fix executive expectations prior to an actual termination. In addition, the change in control severance benefits identified below are intended to provide these executive officers with post-change in control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquiror, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.

Chief Executive Officer and Chief Financial Officer

Under the terms of the amended change in control and severance agreement, if Dr. Seendripu, our chief executive officer, or Mr. Spice, our chief financial officer, terminates his employment with us for good reason (as defined in the agreement), or if we terminate him without cause (as defined in the agreement), and such termination occurs outside of the period beginning three (3) months prior to and ending twelve (12) months following a change in control, the executive will be entitled to a single lump sum severance payment equal to six (6) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the six (6) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. In addition, we agreed to provide the executive reimbursement for continued health benefits under our health plans for up to twelve (12) months, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twelve (12) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to eighteen (18) months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	reimbursement of premiums for continued health benefits under our health plans for up to eighteen (18) months following the executive’s termination, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•	extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date, provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.

In addition, the change in control and severance agreements with Dr. Seendripu and Mr. Spice provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Payment of the benefits described above is subject to the executive’s timely executing and not revoking a release of claims with us.

Our compensation committee and board of directors approved change in control severance benefits for Dr. Seendripu and Mr. Spice that are greater than the benefits provided to our other executives after considering factors such as the higher likelihood that a chief executive officer or chief financial officer will be terminated in connection with a change of control transaction as compared to the other executive officers.

Other Executive Officers

We have also entered into change in control in control agreements with Dr. Ling, Mr. Sprague, and Dr. Reddy. Under the terms of the amended change in control and severance agreement with our other executive officers, if the executive terminates his employment with us for “good reason” (as defined in the agreement), or if we terminate him without “cause” (as defined in the agreement), the executive will be entitled to a single lump sum severance payment equal to three (3) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the three (3) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. We also agreed to provide the executive reimbursement for continued health benefits under our health plans for up to six (6) months, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twelve (12) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to twelve (12) months of the executive’s base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then-current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination, provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•	extended exercisability of outstanding and vested stock options or stock appreciation rights until the six (6) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original term.

Payment of the benefits described above under these change in control agreements is also subject to the executive’s executing and not revoking a release of claims with us.

In addition, the change in control and severance agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Role of Stockholder Say-on-Pay Votes in Determining Compensation

We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. In 2013, the advisory vote on executive compensation received greater than 98% support of the votes cast by our stockholders. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for our named executive officers.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past, we have granted options that we believe met those requirements. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our Chief Executive Officer and our four most highly compensated officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change in control and severance arrangements described above in a manner to avoid the application of Section 409A.

Report of the Compensation Committee

The compensation committee oversees MaxLinear’s compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Thomas E. Pardun (Chair)

Steven C. Craddock

Donald E. Schrock

This Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer and each of the next three most highly compensated executive officers during our fiscal year ended December 31, 2013, together referred to as our “named executive officers” for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Award ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Current Executive Officers

Kishore Seendripu, Ph.D.	2013	366,923	—	1,010,258	603,898	—	17,323	1,998,402
Chairman, President and Chief Executive Officer (Principal Executive Officer)	2012	350,000	—	865,068	451,860	—	13,013	1,679,941
	2011	350,000	—	273,000	252,264	—	12,114	887,378

Adam C. Spice	2013	277,596	—	424,511	255,021	—	17,354	974,482
Chief Financial Officer (Principal Financial Officer)	2012	271,667	—	782,508	330,394	—	12,919	1,397,488
	2011	260,289	—	136,500	1,759,302	59,625	11,890	2,227,606

Brian J. Sprague	2013	250,038	—	377,586	230,579	—	17,494	875,697
Vice President and General Manager, Broadband and Consumer Products	2012	236,667	—	315,396	180,744	—	13,168	745,975
	2011	112,383		336,875	356,565	20,700	9,890	836,413

Madhukar Reddy, Ph.D.	2013	242,731	—	313,221	194,301	—	17,175	767,428
Vice President, Central Engineering	2012	235,000	—	570,581	311,324	—	12,875	1,129,780
	2011	221,250	—	163,800	151,358	30,375	11,860	578,643

Curtis Ling, Ph.D.	2013	242,731	—	307,274	194,301	—	5,434	749,740
Chief Technical Officer and Director	2012	231,667	—	597,396	441,904	—	4,276	1,275,243
	2011	211,250	—	145,600	134,541	29,025	4,447	524,863

(1)	Includes for 2013 the issuance of shares of our Class A common stock for the 2013 performance period under our Executive Incentive Bonus Plan. Individual awards, valued in accordance with Accounting Standards Codification Topic 718 (ASC 718), will be made on or about May 9, 2014 in the following amounts: Dr. Seendripu, $407,175; Mr. Spice, $169,833; Mr. Sprague, $147,323; Dr. Reddy, $119,181; and Dr. Ling, $113,234. Includes for 2012 the issuance of shares of our Class A common stock for the 2012 performance period under our Executive Incentive Bonus Plan, valued in accordance with ASC 718. Awards were made on May 3, 2013 in the following amounts: Dr. Seendripu, $384,068; Mr. Spice, $177,889; Mr. Sprague, $122,996; Dr. Reddy, $122,996; and Dr. Ling, $122,996. No bonus awards were paid, either in stock or cash, for the 2011 corporate performance period.
(2)	Includes for 2013 grants of RSU’s in the following amounts: Dr. Seendripu, $603,083; Mr. Spice, $254,678; Mr. Sprague, $230,263; Dr. Reddy, $194,040; and Dr. Ling, $194,040. Includes for 2012 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $481,000; Mr. Spice, $353,300 Mr. Sprague, $192,400; Dr. Reddy, $333,400; and Dr. Ling, $474,400. Stock awards for 2011 reflect only the grant of RSUs. The dollar value of the RSUs shown represents the aggregate grant date fair value computed pursuant to ASC 718 and attributable to RSU awards granted to these individuals during the periods indicated. These grant date fair values have been determined based on the assumptions described under Note 6, Stock-Based Compensation Expense in the notes to our consolidated financial statements included in our Annual Report on Form 10-K. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value, if any, that may be realized by the named executive officers. The actual value that may be realized is also subject to time-based vesting restrictions that require the named executive officer to continue to provide services to MaxLinear.
(3)	With respect to Mr. Spice and Dr. Reddy, the Stock Awards column for 2012 includes the aggregate incremental grant date fair value, calculated in accordance with ASC 718, for RSUs awarded to Mr. Spice and Dr. Reddy under the stock option-for-RSU exchange program that we implemented following stockholder approval in 2012. We will recognize such grant date fair value ratably over the vesting period of the RSUs owned in connection with the exchange. In connection with the exchange program, Mr. Spice exchanged options to acquire 275,000 and 30,000 shares, respectively, of our Class A common stock at exercise prices of $11.36 and $9.10, respectively, for RSU’s with respect to 152,500 shares Class A common stock. Dr. Reddy exchanged an option to acquire 80,728 shares of Class B common stock at an exercise price of $7.45 per share for RSU’s with respect to 40,364 shares of Class A common stock and an option to acquire 36,000 shares of Class A common stock at an exercise price of $9.10 per share of RSU’s with respect to 18,000 shares of Class A common stock. The aggregate incremental value of the restricted stock units relative to the stock options was $251,319 for Mr. Spice and $114,185 for Dr. Reddy.
(4)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock option awards granted in the year indicated pursuant to ASC 718. For a discussion of the valuation assumptions, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting and the executive’s decisions with respect to the exercise of the option. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(5)	Represents employer funded amounts for group term life insurance and medical and dental insurance premiums.

Grants of Plan-Based Awards

The following table presents information concerning each grant of a plan-based award made to a named executive officer in fiscal 2013 under any plan.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Kishore Seendripu, Ph.D.	5/03/2013	—	$337,500	$506,250	N/A	(1)	—		N/A	(1)	$407,175	(1)
	5/14/2013	—	—	—	87,025	(2)	—		—		603,083
	5/14/2013	—	—	—	—		186,440	(4)	6.93		603,898
Adam C. Spice	5/03/2013	—	140,000	210,000	N/A	(1)	—		N/A	(1)	$169,833	(1)
	5/14/2013	—	—	—	36,750	(2)	—		—		254,678
	5/14/2013	—	—	—	—		78,732	(4)	6.93		255,021
Curtis Ling, Ph.D.	5/03/2013	—	98,000	147,000	N/A	(1)	—		N/A	(1)	$113,234	(1)
	5/14/2013	—	—	—	28,000	(2)	—		—		194,040
	5/14/2013	—	—	—	—		59,986	(4)	6.93		194,301
Madhukar Reddy, Ph.D.	5/03/2013	—	98,000	147,000	N/A	(1)	—		N/A	(1)	$119,181	(1)
	5/14/2013	—	—	—	28,000	(2)	—		—		194,040
	5/14/2013	—	—	—	—		59,986	(4)	6.93		194,301
Brian J. Sprague	5/03/2013	—	127,500	191,250	N/A	(1)	—		N/A	(1)	$147,323	(1)
	5/14/2013	—	—	—	33,227	(2)	—		—		230,263
	5/14/2013	—	—	—	—		71,186	(4)	6.93		230,579

(1)	We did not implement a cash-based plan for the fiscal 2013 performance period under our Executive Incentive Bonus Plan. Rather, awards for the 2013 performance period are to be settled in shares of our Class A common stock to be issued on or about May 9, 2014. A complete description of the terms of the 2013 Executive Incentive Bonus Plan is contained in Compensation Disclosure & Analysis under the caption “2013 Equity-Based Incentive Plan.” The grant date fair value calculated under ASC 718 for awards under the 2013 executive incentive bonus plan are included in the “Stock Awards Column” of the Summary Compensation Table and in the final column of this table. Because the number of shares subject to the awards is not calculable until the issuance date based on the closing sales price of our Class A common stock on that date, we have indicated “N/A” in the columns requiring us to specify the number of shares and base price.
(2)	These stock awards represent RSUs issued under our 2010 Equity Incentive Plan (the “2010 EIP”). Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 25 percent of the shares subject to a RSU vest on the first anniversary of the vesting commencement date and the remainder vest in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.
(3)	The shares of common stock underlying these stock option grants and RSU awards were valued as of their respective grant dates in accordance with ASC 718. Our assumptions with respect to the calculation of stock-based compensation expense are set forth above in the notes to our consolidated financial statements for the year ended December 31, 2013, included in our Annual Report on Form 10-K.
(4)	Amounts shown represent stock options issued under our 2010 EIP that will, in general, vest and become exercisable with respect to 25 percent of the shares subject to the stock option one year from the vesting commencement date and the remainder in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2013.

	Option Awards						Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kishore Seendripu, Ph.D.	86,110	(1)	—		4.69	7/28/2019	—		—
	226,039	(2)	—		8.19	10/27/2019	—		—
	18,000	(15)	42,000		9.10	5/6/2018	—		—
	50,000	(3)	150,000		4.81	5/10/2019	—		—
	—		186,440	(3)	6.93	5/14/2020	—		—
	—		—		—	—	15,000	(9)	156,450	(14)
	—		—		—	—	75,000	(9)	782,250	(14)
	—		—		—	—	87,025	(9)	907,671	(14)
Adam C. Spice	25,000	(3)	75,000		4.81	5/10/2019	—		—
	13,333	(4)	26,667		5.64	8/09/2019	—		—
	—		78,732	(3)	6.93	5/14/2020	—		—
	—		—		—	—	7,500	(9)	78,225	(14)
	—		—		—	—	37,500	(9)	391,125	(14)
	—		—		—	—	91,666	(10)	956,076	(14)
	—		—		—	—	10,000	(10)	104,300	(14)
	—		—		—	—	11,667	(11)	121,687	(14)
	—		—		—	—	36,750	(9)	383,303	(14)
Curtis Ling, Ph. D.	897	(5)	—		0.23	10/28/2015	—		—
	37,136	(6)	—		1.16	8/07/2017	—		—
	48,437	(2)	—		7.45	10/27/2019	—		—
	9,600	(15)	22,400		9.10	5/6/2018	—		—
	20,000	(3)	60,000		4.81	5/10/2019	—		—
	33,333	(4)	66,667		5.64	8/09/2019	—		—
	—		59,986	(3)	6.93	5/14/2020	—		—
	—		—		—	—	8,000	(9)	83,440	(14)
	—		—		—	—	30,000	(9)	312,900	(14)
	—		—		—	—	29,167	(11)	304,212	(14)
	—		—		—	—	28,000	(9)	292,040	(14)
Madhukar Reddy, Ph.D.	39,826	(7)	—		0.23	10/28/2015	—		—
	43,054	(8)	—		0.35	7/06/2016	—		—
	154,998	(8)	—		1.16	8/07/2017	—		—
	21,527	(1)	—		4.26	7/28/2019	—		—
	20,000	(3)	60,000		4.81	5/10/2019	—		—
	16,666	(4)	33,334		5.64	8/09/2019	—		—
	—		59,986	(3)	6.93	5/14/2020	—		—
	—		—		—	—	9,000	(9)	93,870	(14)
	—		—		—	—	30,000	(9)	312,900	(14)
	—		—		—	—	16,098	(10)	167,902	(14)
	—		—		—	—	10,810	(10)	112,748	(14)
	—		—		—	—	12,000	(10)	125,160	(14)
	—		—		—	—	14,583	(11)	152,101	(14)
	—		—		—	—	28,000	(9)	292,040	(14)
Brian J. Sprague	83,072	(12)	54,428		5.10	8/12/2021	—		—
	20,000	(3)	60,000		4.81	5/10/2019	—		—
	—		71,186	(3)	6.93	5/14/2020	—		—
	—		—		—	—	30,078	(13)	313,714	(14)
	—		—		—	—	30,000	(9)	312,900	(14)
	—		—		—	—	33,227	(9)	346,558	(14)

(1)	Subject to the optionee continuing to be a service provider (as defined in the 2004 Equity Incentive Plan) through each applicable vesting date, twenty five percent (25%) of the shares subject to the option shall vest and become exercisable on the first anniversary of the vesting commencement date, and the remaining seventy five percent (75%) of the shares subject to the option shall vest and become exercisable in equal monthly installments over the thirty six (36) months following such first anniversary.
(2)	Subject to the optionee continuing to be a service provider (as defined in the 2004 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the shares subject to the stock option vest one year after grant, twenty percent (20%) of the shares subject to the stock option vest on the second anniversary of grant date, thirty percent (30%) of the shares subject to the stock option vest on the third anniversary of grant date, and forty percent (40%) of the shares subject to the stock option vest on the fourth anniversary of grant date.
(3)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on the first anniversary of the vesting commencement date, and an additional twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on each successive anniversary thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the vesting commencement date.
(4)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one forty-eighth (1/48th) of the shares subject to the option will vest and become exercisable on each one month anniversary of the vesting commencement date, such that the option will be fully vested and exercisable on the fourth anniversary of the vesting commencement date.
(5)	This stock option was granted on October 28, 2005 and fully vested over four years. Dr. Ling previously exercised 20,630 shares subject to the stock options.
(6)	This stock option was granted on August 7, 2007 and fully vested over four years. Dr. Ling previously exercised 40,363 shares subject to the stock options.
(7)	This stock option was granted on October 28, 2005 and fully vested over four years. Dr. Reddy previously exercised 16,145 shares subject to the stock options.
(8)	This stock option has fully vested.
(9)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and on each successive anniversary thereafter, such that the award will be fully vested on the fourth anniversary of the vesting commencement date.
(10)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, thirty-three percent (33%) of the RSUs subject to the award will vest on the first anniversary of the vesting commencement date and on each successive anniversary thereafter, such that the award will be fully vested on the third anniversary of the vesting commencement date.
(11)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one twelfth (1/12th) of the RSUs subject to the award will vest on November 20, 2012, and one twelfth (1/12th) of the RSUs subject to the award will vest on each February 20, May 20, August 20, and November 20 thereafter, such that the award will be fully vested on August 20, 2015.
(12)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty five percent (25%) of the shares subject to the option shall vest and become exercisable on the first anniversary of the vesting commencement date, and the remaining seventy five percent (75%) of the shares subject to the option shall vest and become exercisable in equal monthly installments over the thirty six (36) months following such first anniversary.
(13)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the RSUs subject to the award will vest on August 20, 2012 and one/sixteenth (1/16th) of the RSUs subject to the award shall vest on each of November 20, February 20, May 20, and August 20 thereafter, such that the award shall be fully vested on August 20, 2015.
(14)	Based on the closing price of $10.43 of the Company’s Class A common stock on December 31, 2013.
(15)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the shares subject to the stock option vest one year after grant, twenty percent (20%) of the shares subject to the stock option vest on the second anniversary of grant date, thirty percent (30%) of the shares subject to the stock option vest on the third anniversary of grant date, and forty percent (40%) of the shares subject to the stock option vest on the fourth anniversary of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2013

The following table summarizes the vesting of stock awards for each named executive in fiscal 2013.

Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Kishore Seendripu, Ph.D.	92,888	604,418
Adam C. Spice	101,721	680,670
Curtis Ling, Ph. D.	50,006	337,793
Madhukar Reddy, Ph.D.	61,629	413,160
Brian J. Sprague	46,526	314,413

(1)	Represents the closing price of a share of our Class A common stock on the date of vesting multiplied by the number of shares that have vested.

Pension Benefits & Nonqualified Deferred Compensation

The Company does not provide a pension plan for its employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2013.

Employment Arrangements

In December 2010, we entered into an offer letter agreement with Adam C. Spice. This offer letter set Mr. Spice’s base salary at an annual rate of $250,000 and provided for a target bonus of 50% of Mr. Spice’s annual base salary pursuant to our 2012 Executive Incentive Bonus Plan. In addition, pursuant to the offer letter agreement, Mr. Spice was

granted an option to purchase 275,000 shares of our Class A common stock under our 2010 Equity Incentive Plan and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Spice is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

In June 2011, we entered into an offer letter agreement with Brian Sprague. This offer letter set Mr. Sprague’s base salary at an annual rate of $230,000 and provided for a target bonus of 30% of Mr. Sprague’s annual base salary pursuant to our 2011 Executive Incentive Bonus Plan. In addition, pursuant to the offer letter agreement, Mr. Sprague was granted an option to purchase 137,500 shares of our Class A common stock under our 2010 Equity Incentive Plan and an award of 68,750 restricted stock units pursuant to the Equity Plan, and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Sprague is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

Potential Payments Upon Termination or Change of Control

Change in Control and Severance Agreements

For a description of the change-in-control and severance agreements that we have entered with our executive officers, please refer to the caption “Severance and Termination Benefits” on page 42 of this proxy statement.

Estimated Termination Payments

The following tables provide information concerning the estimated payments and benefits that would have been provided under change-in-control agreements that were in effect with our executive officers on December 31, 2013.

Except where otherwise noted, payments and benefits are estimated in the table assuming that the triggering event took place on the last business day of fiscal 2013 (December 31, 2013), and based on the closing price per share of MaxLinear’s Class A common stock on December 31, 2013. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Terminated Without Cause or Terminated for Good Reason in Connection with a Change of Control(1)
Name	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	562,500	337,500	3,397,771	26,732
Adam C. Spice	420,000	140,000	2,859,513	26,691
Curtis Ling, Ph.D.	245,000	98,000	1,888,870	6,014
Madhukar Reddy, Ph.D.	245,000	98,000	1,963,542	17,473
Brian J. Sprague	255,000	127,500	1,849,623	17,755

	Terminated Without Cause or Terminated for Good Reason NOT in Connection with a Change of Control(1)
Name	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	187,500	—	—	17,821
Adam C. Spice	140,000	—	—	17,794
Curtis Ling, Ph.D.	61,250	—	—	3,007
Madhukar Reddy, Ph.D.	61,250	—	—	8,737
Brian J. Sprague	63,750	—	—	8,878

(1)	A termination is considered to be “in connection with a change of control” if employment with us is either (i) terminated by us or our successor without cause or (ii) terminated by the executive for good reason, and in either event, during the period beginning three (3) months prior to and ending twelve (12) months following a change of control.
(2)	The amounts shown in this column are based on the named executive officer’s base salary as of December 31, 2013.
(3)	The amounts shown in this column for the named executive officers represent a prorated amount of the executive’s target annual bonus for 2013.
(4)	The amounts shown in this column are equal to the spread value between (i) 100% of the unvested portion of all outstanding equity awards held by the named executive officer on December 31, 2013 and (ii) the difference between the closing market price on December 31, 2013 of $10.43 per share and the exercise price.
(5)	The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents coverage under our benefit plans for the applicable time periods discussed in “Severance and Termination Benefits” on page 42 of this proxy statement, assuming that such coverage is timely elected under COBRA.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of Class A common stock and Class B common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2013:

Plan category	Class of Common Stock	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compen- sation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	Class A	6,814,817	(3)	$6.0095	(4)	6,078,069
	Class B	1,406,265		3.8330		—
Equity compensation plans not approved by security holders	Class A	—		—		—
	Class B	—		—		—

Total		8,221,082		$5.1906	(4)	6,078,069

(1)	Consists of 2004 Stock Plan, 2010 Equity Incentive Plan, and 2010 Employee Stock Purchase Plan.
(2)

Our 2010 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 2,583,311 shares of our Class A common stock, (B) four percent (4%) of the outstanding shares of our Class A common stock and Class B common stock on the last day of the immediately preceding fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as plan administrator may determine. Our 2010 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 968,741 shares of our Class A common stock, (B) one and a quarter percent (1.25%) of the outstanding shares of our Class A common stock and Class B common stock on the first day of the fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as administrator of the plan may determine.
(3)	Includes 4,483,630 shares of our Class A common stock subject to RSUs that entitle each holder to one share of Class A common stock for each such unit that vests over the holder’s period of continued service.
(4)	Calculated without taking into account the 4,483,630 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Related Person Transactions

Change in Control Agreements

We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Executive Compensation, Potential Payments Upon Termination or Change of Control” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee has adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires MaxLinear’s directors, executive officers, and holders of more than 10% of its Class A and Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of MaxLinear’s securities. MaxLinear believes that during 2013, its directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP

The following table sets forth information, as of April 11, 2014, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock;

•	Each of our directors and nominees for the board of directors;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o MaxLinear, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 28,459,469 shares of Class A common stock and 7,185,521 shares of Class B common stock outstanding at April 11, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 11, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to MaxLinear, except where otherwise noted.

	Shares Beneficially Owned				% Total Voting Power M&A and Incentive Plans(1)		% Total Voting Power All Other Matters(2)
	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares	Percentage (%)	Shares	Percentage (%)
Executive Officers and Directors:
Kishore Seendripu, Ph.D.(3)	299,714	1.04	4,368,238	58.26	42.42		12.90
Adam C. Spice(4)	266,222	*	—	*	*	*	*	*
Brian J. Sprague(5)	254,630	*	—	*	*	*	*	*
Curtis Ling, Ph.D.(6)	197,822	*	770,809	10.60	7.80		2.70
Madhukar Reddy, Ph.D.(7)	171,733	*	334,773	4.50	3.42		1.41
Steven C. Craddock(8)	81,080	*	—	*	*	*	*	*
Harshad K. Desai(9)	35,901	*	—	*	*	*	*	*
Albert J. Moyer(10)	74,316	*	34,575	*	*	*	*	*
Thomas E. Pardun(11)	74,316	*	34,575	*	*	*	*	*
Donald E. Schrock(12)	74,316	*	34,575	*	*	*	*	*
All directors and executive officers as a group (13 people)(13)	1,711,628	5.79	5,577,545	70.18	52.72		19.43
5% Stockholders:
Entities affiliated with Fidelity Management & Research Co.(14)	2,354,608	8.27	—	—	2.35		6.61
William Blair & Company, L.L.C.(15)	1,829,284	6.43	—	—	1.82		5.13
T. Rowe Price Associates, Inc.(16)	1,590,631	5.59	—	—	1.59		4.46

(*)	Represents beneficial ownership of less than 1%.
(**)	Represents voting power of less than 1%.
(1)	Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to one vote per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote, except that the Class B common stock will vote separately as required by law and as follows: (A) the Class B common stock will be entitled to vote as a separate class with respect to the election of two members of our board of directors that are designated as Class B directors (currently, Dr. Seendripu and Dr. Ling), and (B) the Class B common stock will have ten votes per share in connection with (i) approving transactions that result in a change of control of us, and (ii) that relate to certain increases to our equity incentive plans. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. This column represents the voting power percentage of each such stockholder with respect to matters in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(2)	Represents the voting power percentage of each such stockholder with respect to all other matters that are submitted to the stockholders for a vote other than in connection with approving transactions that result in a change of control of us or that relate to our equity incentive plans.
(3)	Class A common stock includes (a) 182,610 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; (b) 54,257 restricted stock units that will be vested within 60 days of April 11, 2014; and (c) 62,847 shares of Class A common stock held by Dr. Seendripu. Class B common stock: includes (a) 312,149 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 4,056,089 shares of Class B common stock held by Dr. Seendripu.
(4)	Class A common stock includes (a) 88,016 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; (b) 77,938 restricted stock units that will be vested within 60 days of April 11, 2014; and (c) 100,268 shares of Class A common stock held by Mr. Spice.
(5)	Class A common stock includes (a) 158,057 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; (b) 22,604 restricted stock units that will be vested within 60 days of April 11, 2014; and (c) 73,969 shares of Class A common stock held by Mr. Sprague.
(6)	Class A common stock includes (a) 120,030 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; (b) 25,167 restricted stock units that will be vested within 60 days of April 11, 2014; and (c) 52,625 shares of Class A common stock held by Dr. Ling. Class B common stock: includes (a) 86,470 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 684,339 shares of Class B common stock held by Dr. Ling.
(7)	Class A common stock includes (a) 77,913 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; (b) 43,037 restricted stock units that will be vested within 60 days of April 11, 2014; and (c) 50,783 shares of Class A common stock held by Dr. Reddy. Class B common stock: includes (a) 259,405 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 75,368 shares of Class B common stock held by Dr. Reddy.
(8)	Class A common stock includes (a) 38,770 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 42,310 shares of Class A common stock held by Mr. Craddock.
(9)	Class A common stock includes 35,901 shares of Class A common stock held by Mr. Desai.
(10)	Class A common stock includes (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 42,310 shares of Class A common stock held by Mr. Moyer. Class B common stock: includes 34,575 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2014.
(11)	Class A common stock includes (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 42,310 shares of Class A common stock held by Mr. Pardun. Class B common stock: includes 34,575 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2014.

(12)	Class A common stock includes (a) 32,006 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 42,310 shares of Class A common stock held by Mr. Schrock. Class B common stock: includes 34,575 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2014.
(13)	Class A common stock includes (a) 844,535 shares of Class A common stock subject to options exercisable within 60 days of April 11, 2014; (b) 263,004 restricted stock units that will be vested within 60 days of April 11, 2014; and (c) 604,089 shares of Class A common stock held of record by the current directors and executive officers. Class B common stock: includes (a) 761,749 shares of Class B common stock subject to options exercisable within 60 days of April 11, 2014; and (b) 4,815,796 shares of Class B common stock held of record by the current directors and executive officers.
(14)	Based on the most recently available Schedule 13F filed with the SEC for the period ending December 31, 2013. The address of entities affiliated with Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.
(15)	Based on the most recently available Schedule 13G filed with the SEC on February 6, 2014. The address of William Blair & Company, L.L.C. is 222 West Adams Street, Chicago, Illinois 60606.
(16)	Based on the most recently available Schedule 13G filed with the SEC on February 10, 2014. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

OTHER MATTERS

We know of no other matters to be submitted at the 2014 annual meeting. If any other matters properly come before the 2014 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2014 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Carlsbad, California

April 17, 2014

APPENDIX A

MAXLINEAR, INC.

2010 EQUITY INCENTIVE PLAN

(Amended and Restated as of February 26, 2014)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the Class A common stock of the Company.

(j) “Company” means MaxLinear, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Covered Employee” means any Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance-Based Award” means any Award that is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

(bb) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the

Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) bookings; (b) capital expenditures; (c) cash flow; (d) change in assets; (e) cost of capital; (f) customer retention; (g) customer satisfaction; (h) debt; (i) debt reduction; (j) delivery performance; (k) design wins; (l) earnings before interest and taxes; (m) earnings before interest, taxes, depreciation, and amortization; (n) earnings per share, diluted or basic; (o) earnings per share from continuing operations, diluted or basic; (p) economic value added; (q) expense reduction levels; (r) gross or operating margin; (s) individual objectives; (t) inventory turnover; (u) market share; (v) net asset turnover; (w) net bookings; (x) net earnings; (y) net income; (z) net or gross sales; (aa) net profit; (bb) new product introductions; (cc) operating cash flow; (dd) operating earnings; (ee) operating expenses; (ff) pre-tax profit; (gg) productivity; (hh) profit; (ii) profit margin; (jj) return on capital; (kk) return on equity; (ll) return on investment; (mm) return on net assets; (nn) return on sales; (oo) return on total assets; (pp) revenue; (qq) stock price; (rr) total earnings; (ss) total stockholder return; and (tt) working capital. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants and whether a Performance Goal shall be measured in accordance with generally accepted accounting principles (“GAAP”) or a basis other than GAAP.

(cc) “Performance Period” means the time period of any Fiscal Year or such other period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

(dd) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ee) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ff) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg) “Plan” means this 2010 Equity Incentive Plan.

(hh) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(oo) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(pp) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is fourteen million two hundred twenty-two thousand four hundred seventy-nine (14,222,479) Shares, which includes, as of the Registration Date (i) a new number of Shares reserved for issuance under the Plan (as of March 3, 2010, nine million forty-one thousand five hundred ninety-one (9,041,591) (as adjusted to reflect the reverse stock split expected to occur on March 5, 2010)) (ii) any Shares that have been reserved but not issued pursuant to any awards granted under the MaxLinear, Inc. 2004 Stock Plan (the “Existing Plan”) and are not subject to any awards granted thereunder (as of March 3, 2010, one hundred fifty-four thousand one hundred ninety-seven (154,197) (as adjusted to reflect the reverse stock split expected to occur on March 5, 2010)) and (iii) any Shares subject to stock options or other awards granted under the Existing Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company (as of March 3, 2010, five million twenty-six thousand six hundred ninety-one (5,026,691) (as adjusted to reflect the reverse stock split expected to occur on March 5, 2010)). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2011 Fiscal Year, in an amount equal to the lesser of (i) two million five hundred eighty-three thousand three hundred eleven (2,583,311) Shares, (ii) four percent (4%) of the number of shares of the Company’s Class A common stock and Class B common stock outstanding on the last day of the immediately preceding Fiscal Year, calculated on a fully diluted basis, and (ii) such lesser number of Shares as may be determined by the Board.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any, and to institute any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability. Under no circumstances shall the Company, any Parent or Subsidiary, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, any Parent’s or Subsidiary’s, the Administrator’s or the Board’s roles in connection with the Plan.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that, subject to the provisions of Section 15, during any Fiscal Year, the number of Shares covered by Options granted to any one Service Provider will not exceed more than two million (2,000,000) Shares.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Subject to Section 3(c), exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the

Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 15, during any Fiscal Year, the number of Shares of Restricted Stock granted to any one Service Provider will not exceed more than one million (1,000,000) Shares.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i) General Restrictions. The Administrator may set restrictions based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that subject to the provisions of Section 15, during any Fiscal Year, the number of Restricted Stock Units granted to any one Service Provider will not exceed more than one million (1,000,000). After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i) General Restrictions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided, that, subject to the provisions of Section 15, during any Fiscal Year, the number of Shares covered by Stock Appreciation Rights granted to any one Service Provider will not exceed more than two million (2,000,000) Shares.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided, that, subject to the provisions of Section 15, during any Fiscal Year, (i) the number of Performance Shares granted to any one Service Provider will not exceed more than one million (1,000,000), and (ii) no Service Provider will receive Performance Units having an initial value greater than one million dollars ($1,000,000).

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i) General Restrictions. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares and/or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Performance Shares and/or Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares and/or Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.

12. Terms and Conditions of Any Performance-Based Award.

(a) Purpose. The purpose of this Section 12 is to provide the Administrator the ability to qualify Awards (other than Options and Stock Appreciation Rights, which are subject to special rules to qualify as performance based compensation under Section 162(m) of the Code) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Administrator, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Applicability. This Section 12 will apply to those Covered Employees which are selected by the Administrator to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

(c) Procedures with Respect to Performance Based Awards. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Participants who are Covered Employees; (b) select the Performance Goals applicable to the Performance Period; (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period; and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted by Section 162(m) of the Code and determined by the Administrator.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Sections 6(a), 7(a), 8(a), 9(b) and 10(a).

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

2014 Annual Meeting Admission Ticket

2014 Annual Meeting of

MaxLinear, Inc. Stockholders

Tuesday, May 20, 2014, 8:30 a.m. Local Time

MaxLinear, Inc.

16275 Laguna Canyon Road

Suite 160, Irvine, CA 92618

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — MaxLinear, Inc.	+

Notice of 2014 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2014

Kishore Seendripu, Ph.D. or Adam C. Spice, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2014 Annual Meeting of Stockholders of MaxLinear, Inc. to be held on May 20, 2014 or at any postponement or adjournment thereof, and to vote all shares of Class A or Class B common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 1, 2, 3, 4 and 5. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE CLASS I DIRECTORS LISTED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, “FOR” THE PROPOSAL LISTED IN ITEM 3; “FOR” THE PROPOSAL LISTED IN ITEM 4; “FOR” THE PROPOSAL LISTED IN ITEM 5; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Admission Ticket
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2014.
Vote by Internet
• Go to www.envisionreports.com/MXL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — You must sign the card for your vote to be counted.

The Board of Directors recommends a vote FOR all the nominees listed.	+

1.	Election of Class II Directors elected by the Holders of Class A common stock and Class B common stock:				2.	Election of Class II Director elected by the Holders of Class B common stock:
		For	Withhold			For	Withhold
01 - Albert J. Moyer*		☐	☐		03 -Curtis Ling, Ph.D.*	☐	☐

02 - Donald E. Schrock*		☐	☐		* Each to serve until 2017.

The Board of Directors recommends a vote FOR Proposals 3, 4 and 5.

		For	Against	Abstain				For	Against	Abstain
3.	To approve amendments our 2010 Equity Incentive Plan (As Amended and Restated).	☐	☐	☐	4.	Advisory vote to approve named executive officer compensation (say on pay vote).		☐	☐	☐
		For	Against	Abstain
5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐	6.	In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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